                                                                  Exhibit 10(ee)


--------------------------------------------------------------------------------

                             THE ALPINE GROUP, INC.,

                                     Issuer,

                        SUPERIOR TELECOMMUNICATIONS INC.,
                                  ADIENCE, INC.

                                       and

                           SUPERIOR CABLE CORPORATION,
                              Subsidiary Guarantors



                                       and


                              MARINE MIDLAND BANK,
                                     Trustee



                                  ------------

                                    Indenture

                            Dated as of July 15, 1995

                                  ------------


                      12 1/4% Senior Secured Notes due 2003

                 12 1/4% Series B Senior Secured Notes due 2003

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page

RECITALS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     Section 101.  Definitions . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 102.  Other Definitions . . . . . . . . . . . . . . . . . . . .  18
     Section 103.  Compliance Certificates and Opinions. . . . . . . . . . .  19
     Section 104.  Form of Documents Delivered to Trustee. . . . . . . . . .  20
     Section 105.  Acts of Holders . . . . . . . . . . . . . . . . . . . . .  20
     Section 106.  Notices, etc., to Trustee, Company and Subsidiary
                    Guarantors . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 107.  Notice to Holders; Waiver . . . . . . . . . . . . . . . .  22
     Section 108.  Effect of Headings and Table of Contents. . . . . . . . .  23
     Section 109.  Successors and Assigns. . . . . . . . . . . . . . . . . .  23
     Section 110.  Separability Clause . . . . . . . . . . . . . . . . . . .  23
     Section 111.  Benefits of Indenture . . . . . . . . . . . . . . . . . .  23
     Section 112.  Governing Law . . . . . . . . . . . . . . . . . . . . . .  23
     Section 113.  Legal Holidays. . . . . . . . . . . . . . . . . . . . . .  23
     Section 114.  Execution of Ancillary Documents. . . . . . . . . . . . .  24

                                   ARTICLE TWO

                                   NOTE FORMS

     Section 201.  Forms Generally . . . . . . . . . . . . . . . . . . . . .  24
     Section 202.  Restrictive Legends . . . . . . . . . . . . . . . . . . .  25
     Section 203.  Form of Certificate to Be Delivered upon Termination of Restricted Period.. . . . . . . . . . . . . . . . . .  28
     Section 204.  Form of Face of Note. . . . . . . . . . . . . . . . . . .  29
     Section 205.  Form of Reverse of Note . . . . . . . . . . . . . . . . .  32
     Section 206.  Form of Trustee's Certificate of Authentication . . . . .  36

                                  ARTICLE THREE

                                    THE NOTES

     Section 301.  Title and Terms . . . . . . . . . . . . . . . . . . . . .  37
     Section 302.  Denominations . . . . . . . . . . . . . . . . . . . . . .  37

     Section 303.  Execution, Authentication, Delivery and Dating. . . . . .  37
     Section 304.  Temporary Notes . . . . . . . . . . . . . . . . . . . . .  38
     Section 305.  Registration, Registration of Transfer and Exchange . . .  39
     Section 306.  Book-Entry Provisions for U.S. Global Note. . . . . . . .  40
     Section 307.  Special Transfer Provisions . . . . . . . . . . . . . . .  41
     Section 308.  Form of Certificate to Be Delivered in Connection
                    with Transfers to Non-QIB Institutional Accredited
                    Investors. . . . . . . . . . . . . . . . . . . . . . . .  45
     Section 309.  Form of Certificate to Be Delivered in Connection
                    with Transfers Pursuant to Regulation S. . . . . . . . .  48
     Section 310.  Mutilated, Destroyed, Lost and Stolen Notes . . . . . . .  50
     Section 311.  Payment of Interest; Interest Rights Preserved. . . . . .  50
     Section 312.  Persons Deemed Owners . . . . . . . . . . . . . . . . . .  52
     Section 313.  Cancellation. . . . . . . . . . . . . . . . . . . . . . .  52
     Section 314.  Computation of Interest . . . . . . . . . . . . . . . . .  52

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     Section 401.  Satisfaction and Discharge of Indenture . . . . . . . . .  52
     Section 402.  Application of Trust Money. . . . . . . . . . . . . . . .  54

                                  ARTICLE FIVE

                                    REMEDIES

     Section 501.  Events of Default . . . . . . . . . . . . . . . . . . . .  54
     Section 502.  Acceleration of Maturity; Rescission and Annulment. . . .  56
     Section 503.  Collection of Indebtedness and Suits for Enforcement
                    by Trustee . . . . . . . . . . . . . . . . . . . . . . .  57
     Section 504.  Trustee May File Proofs of Claim. . . . . . . . . . . . .  58
     Section 505.  Trustee May Enforce Claims Without Possession of Notes. .  58
     Section 506.  Application of Money Collected. . . . . . . . . . . . . .  59
     Section 507.  Limitation on Suits . . . . . . . . . . . . . . . . . . .  59
     Section 508.  Unconditional Right of Holders to Receive Principal,
                    Premium and Interest . . . . . . . . . . . . . . . . . .  60
     Section 509.  Restoration of Rights and Remedies. . . . . . . . . . . .  60
     Section 510.  Rights and Remedies Cumulative. . . . . . . . . . . . . .  60
     Section 511.  Delay or Omission Not Waiver. . . . . . . . . . . . . . .  61
     Section 512.  Control by Holders. . . . . . . . . . . . . . . . . . . .  61
     Section 513.  Waiver of Past Defaults . . . . . . . . . . . . . . . . .  61
     Section 514.  Waiver of Stay, Extension or Usury Laws . . . . . . . . .  62

                                   ARTICLE SIX

                                   THE TRUSTEE

     Section 601.  Notice of Defaults. . . . . . . . . . . . . . . . . . . .  62
     Section 602.  Certain Rights of Trustee . . . . . . . . . . . . . . . .  62
     Section 603.  Not Responsible for Recitals or Issuance of Notes . . . .  64
     Section 604.  May Hold Notes. . . . . . . . . . . . . . . . . . . . . .  64
     Section 605.  Money Held in Trust . . . . . . . . . . . . . . . . . . .  64
     Section 606.  Compensation and Reimbursement. . . . . . . . . . . . . .  64
     Section 607.  Corporate Trustee Required; Eligibility . . . . . . . . .  65
     Section 608.  Resignation and Removal; Appointment of Successor . . . .  66
     Section 609.  Acceptance of Appointment by Successor. . . . . . . . . .  67
     Section 610.  Merger, Conversion, Consolidation or Succession to
                    Business . . . . . . . . . . . . . . . . . . . . . . . .  67
     Section 611.  Preferential Collection of Claims Against Company . . . .  68

                                  ARTICLE SEVEN

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE,
                        COMPANY AND SUBSIDIARY GUARANTORS

     Section 701.  Disclosure of Names and Addresses of Holders. . . . . . .  68
     Section 702.  Reports by Trustee. . . . . . . . . . . . . . . . . . . .  68
     Section 703.  Reports by Company and the Subsidiary Guarantors. . . . .  68

                                  ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

     Section 801.  Company May Consolidate, etc., Only on Certain Terms. . .  69
     Section 802.  Successor Substituted . . . . . . . . . . . . . . . . . .  70

                                  ARTICLE NINE

                    SUPPLEMENTS AND AMENDMENTS TO INDENTURE,
                     SUBSIDIARY GUARANTEES, PLEDGE AGREEMENT

     Section 901.  Without Consent of Holders of Notes . . . . . . . . . . .  71
     Section 902.  With Consent of Holders of Notes. . . . . . . . . . . . .  71
     Section 903.  Compliance with Trust Indenture Act . . . . . . . . . . .  73
     Section 904.  Revocation and Effect of Consents . . . . . . . . . . . .  73
     Section 905.  Notation on or Exchange of Notes. . . . . . . . . . . . .  73
     Section 906.  Trustee to Sign Amendments, Etc.. . . . . . . . . . . . .  74

                                   ARTICLE TEN

                                    COVENANTS

     Section 1001.  Payment of Principal, Premium and Interest . . . . . . .  74
     Section 1002.  Maintenance of Office or Agency. . . . . . . . . . . . .  74
     Section 1003.  Money for Note Payments to Be Held in Trust. . . . . . .  75
     Section 1004.  Corporate Existence. . . . . . . . . . . . . . . . . . .  76
     Section 1005.  Payment of Taxes and Other Claims. . . . . . . . . . . .  76
     Section 1006.  Maintenance of Properties. . . . . . . . . . . . . . . .  77
     Section 1007.  Insurance. . . . . . . . . . . . . . . . . . . . . . . .  77
     Section 1008.  Statement as to Compliance . . . . . . . . . . . . . . .  77
     Section 1009.  Limitation on Debt . . . . . . . . . . . . . . . . . . .  78
     Section 1010.  Limitation on Debt of Restricted Subsidiaries. . . . . .  80
     Section 1011.  Limitation on Restricted Payments. . . . . . . . . . . .  81
     Section 1012.  Disposition of Proceeds of Asset Sales . . . . . . . . .  84
     Section 1013.  Purchase of Notes upon Change of Control . . . . . . . .  87
     Section 1014.  Limitation on Unrestricted Subsidiaries. . . . . . . . .  89
     Section 1015.  Limitation on Dividends and Other Payment Restrictions
                    Affecting Restricted Subsidiaries. . . . . . . . . . . .  90
     Section 1016.  Transactions with Affiliates . . . . . . . . . . . . . .  91
     Section 1017.  Limitation on Liens. . . . . . . . . . . . . . . . . . .  91
     Section 1018.  Limitations on Sale and Leaseback Transactions . . . . .  93
     Section 1019.  Reports. . . . . . . . . . . . . . . . . . . . . . . . .  94
     Section 1020.  Waiver of Certain Covenants. . . . . . . . . . . . . . .  94

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

     Section 1101.  Right of Redemption. . . . . . . . . . . . . . . . . . .  95
     Section 1102.  Applicability of Article . . . . . . . . . . . . . . . .  95
     Section 1103.  Election to Redeem; Notice to Trustee. . . . . . . . . .  95
     Section 1104.  Selection by Trustee of Securities to Be Redeemed. . . .  95
     Section 1105.  Notice of Redemption . . . . . . . . . . . . . . . . . .  96
     Section 1106.  Deposit of Redemption Price. . . . . . . . . . . . . . .  97
     Section 1107.  Notes Payable on Redemption Date . . . . . . . . . . . .  97
     Section 1108.  Notes Purchased in Part. . . . . . . . . . . . . . . . .  97

                                   ARTICLE 12

                       DEFEASANCE AND COVENANT DEFEASANCE

     Section 1201.  Option to Effect Legal Defeasance or Covenant
                     Defeasance. . . . . . . . . . . . . . . . . . . . . . .  98
     Section 1202.  Legal Defeasance and Discharge . . . . . . . . . . . . .  98

     Section 1203.  Covenant Defeasance. . . . . . . . . . . . . . . . . . .  98
     Section 1204.  Conditions to Legal or Covenant Defeasance . . . . . . .  99
     Section 1205.  Deposited Money and Government Securities to Be Held
                     in Trust; Other Miscellaneous Provisions. . . . . . . . 100
     Section 1206.  Repayment to Company . . . . . . . . . . . . . . . . . . 101
     Section 1207.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . 101

                                ARTICLE THIRTEEN

                              SUBSIDIARY GUARANTEES

     Section 1301.  Subsidiary Guarantees. . . . . . . . . . . . . . . . . . 102
     Section 1302.  Severability . . . . . . . . . . . . . . . . . . . . . . 103
     Section 1303.  Seniority of Guarantees. . . . . . . . . . . . . . . . . 103
     Section 1304.  Limitation of Subsidiary Guarantor's Liability . . . . . 103
     Section 1305.  Contribution . . . . . . . . . . . . . . . . . . . . . . 104
     Section 1306.  Release of a Subsidiary Guarantor. . . . . . . . . . . . 104
     Section 1307.  Subsidiary Guarantors May Consolidate, etc. on Certain
                     Terms . . . . . . . . . . . . . . . . . . . . . . . . . 105
     Section 1308.  Benefits Acknowledged. . . . . . . . . . . . . . . . . . 105
     Section 1309.  Additional Subsidiary Guarantors . . . . . . . . . . . . 106
     Section 1310.  Guarantee by Superior Canada . . . . . . . . . . . . . . 106

                                ARTICLE FOURTEEN

                                    SECURITY

     Section 1401.  Pledge Agreement . . . . . . . . . . . . . . . . . . . . 107
     Section 1402.  Recording, etc.. . . . . . . . . . . . . . . . . . . . . 107
     Section 1403.  Release of Collateral. . . . . . . . . . . . . . . . . . 108
     Section 1404.  Certificates of the Company. . . . . . . . . . . . . . . 109
     Section 1405.  Suits to Protect the Collateral. . . . . . . . . . . . . 109
     Section 1406.  Authorization of Receipt of Funds by the Trustee Under
                     the Pledge Agreement. . . . . . . . . . . . . . . . . . 109
     Section 1407.  Additional Pledges.. . . . . . . . . . . . . . . . . . . 109


                                 ARTICLE FIFTEEN
                  SUBORDINATION OF ADIENCE SUBSIDIARY GUARANTEE

     Section 1501.  Agreement to Subordinate . . . . . . . . . . . . . . . . 110
     Section 1502.  General Matters. . . . . . . . . . . . . . . . . . . . . 110
     Section 1503.  Liquidation; Dissolution; Bankruptcy . . . . . . . . . . 110
     Section 1504.  Default on Adience Debt. . . . . . . . . . . . . . . . . 111
     Section 1505.  Acceleration of the Notes. . . . . . . . . . . . . . . . 112
     Section 1506.  When Distribution Must Be Paid Over. . . . . . . . . . . 112

     Section 1507.  Notice by Guarantor. . . . . . . . . . . . . . . . . . . 113
     Section 1508.  Subrogation. . . . . . . . . . . . . . . . . . . . . . . 113
     Section 1509.  Relative Rights. . . . . . . . . . . . . . . . . . . . . 113
     Section 1510.  Subordination May Not Be Impaired. . . . . . . . . . . . 114
     Section 1511.  Distribution or Notice to Beneficiaries of Adience
                     Debt. . . . . . . . . . . . . . . . . . . . . . . . . . 114
     Section 1512.  Rights of Trustee and Paying Agent . . . . . . . . . . . 114
     Section 1513.  Authorization to Effect Subordination. . . . . . . . . . 114


EXHIBIT A      Form of Pledge Agreement
EXHIBIT B      Form of Superior Cable Subsidiary Guarantee
EXHIBIT C      Form of Intercreditor Agreement

Schedule I     Referred to in Section 106
Schedule II    Referred to in Section 1015

          INDENTURE dated as of July 15, 1995 among The Alpine Group, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), Superior Telecommunications Inc., a corporation organized under the laws of the State of Georgia ("Superior"), Adience, Inc., a corporation organized under the laws of the State of Delaware ("Adience") and Superior Cable Corporation, a corporation organized under the laws of Ontario, Canada ("Superior Canada") and Marine Midland Bank, a New York banking corporation and trust company, trustee (the "Trustee").

                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of and issue of its 12 1/4% Senior Secured Notes due 2003 (the "Initial Notes"), and 12 1/4% Series B Senior Secured Notes due 2003 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          Each of Superior and Adience has duly authorized its guarantee of the Notes, and to provide therefor each of them has duly authorized the execution and delivery of this Indenture. Superior Canada has guaranteed Superior's guarantee of the Notes, and to provide therefor has duly authorized the execution and delivery of this Indenture and its Subsidiary Guarantee (as defined herein).

          The obligations under this Indenture and the Notes are secured by, among other things, a pledge of the capital stock of Superior and Adience that is owned by the Company as provided in this Indenture and the Pledge Agreement (as defined herein).

          Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act (as defined herein) that are required or deemed to be part of and to govern indentures qualified under the Trust Indenture Act.

          All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, Superior, Adience and Superior Canada, each in accordance with their respective terms, and to secure the Notes as contemplated in the Pledge Agreement.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Articles Two and Ten, are defined in those Articles.

          "Accreted Value" means, for any particular date of determination (any such date being herein referred to as a "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Notes outstanding:

          A. If the Specified Date occurs on one of the following Interest Payment Dates, the Accreted Value will equal the amount set forth below:

                                                                        Accreted
          Interest Payment Date                                          Value
          ---------------------                                          -----

          January 15, 1996 . . . . . . . . . . . . . . . . . . . . . . . $920.31
          July 15, 1996. . . . . . . . . . . . . . . . . . . . . . . . . .923.48
          January 15, 1997 . . . . . . . . . . . . . . . . . . . . . . . .926.87
          July 15, 1997. . . . . . . . . . . . . . . . . . . . . . . . . .930.50
          January 15, 1998 . . . . . . . . . . . . . . . . . . . . . . . .934.39
          July 15, 1998. . . . . . . . . . . . . . . . . . . . . . . . . .938.54
          January 15, 1999 . . . . . . . . . . . . . . . . . . . . . . . .942.99
          July 15, 1999. . . . . . . . . . . . . . . . . . . . . . . . . .947.75
          January 15, 2000 . . . . . . . . . . . . . . . . . . . . . . . .952.84
          July 15, 2000. . . . . . . . . . . . . . . . . . . . . . . . . .958.29
          January 15, 2001 . . . . . . . . . . . . . . . . . . . . . . . .964.12
          July 15, 2001. . . . . . . . . . . . . . . . . . . . . . . . . .970.36
          January 15, 2002 . . . . . . . . . . . . . . . . . . . . . . . .977.04
          July 15, 2002. . . . . . . . . . . . . . . . . . . . . . . . . .984.18
          January 15, 2003 . . . . . . . . . . . . . . . . . . . . . . . .991.82
          July 15, 2003. . . . . . . . . . . . . . . . . . . . . . . . .1,000.00

          B. If the Specified Date occurs before the first Interest Payment Date, the Accreted Value will equal the sum of (1) the original issue price and (2) an amount equal to the product of (i) the Accreted Value for the first Interest Payment Date less the original issue price multiplied by
     (ii) a fraction, the numerator of which is the number of days from the issue date of the Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Notes to the first Interest Payment Date, using a 360-day year of twelve 30-day months.

          C. If the Specified Date occurs between two Interest Payment Dates, the Accreted Value will equal the sum of (1) the Accreted Value for the Interest Payment Date immediately preceding such Specified Date and (2) an amount equal to the product of (i) the Accreted Value for the immediately following Interest Payment Date less the Accreted Value for the immediately preceding Interest Payment Date multiplied by (ii) a fraction, the numerator of which is the number of days from the immediately preceding Interest Payment Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

          "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person.

          "Adience" means the Person named as such in the first paragraph of this Indenture, a wholly owned Subsidiary of the Company, and its successors.

          "Adience Acquisition Consideration" means the shares of the Company's 8% Cumulative Convertible Senior Preferred Stock and/or PolyVision common stock to be delivered pursuant to the debt exchange agreement, dated October 11, 1994, as amended, and the stock purchase agreement, dated October 11, 1994, as amended, relating to the acquisition of Adience by the Company.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control.

          "Alcatel Business" means the U.S. and Canadian copper wire and cable business of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire, Inc. that was acquired by the Company in May 1995.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, to any Person other than the Company or a Restricted Subsidiary of: (i) any Capital Stock of any Restricted Subsidiary;
(ii) substantially all of the properties and assets of the Company or any Restricted Subsidiary representing a division or line of business; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets
(A) that is governed by the provisions of this Indenture described under Article Eight of this Indenture, (B) to an Unrestricted Subsidiary, if permitted under
Section 1011, the "Limitation on Restricted Payments" covenant, (C) by or on behalf of a creditor pursuant to a pledge agreement, security agreement, mortgage or other similar agreement or instrument, (D) consisting of Adience's former corporate headquarters located in Pittsburgh, Pennsylvania, (E) consisting of Adience Acquisition Consideration, (F) consisting of shares of PolyVision Capital Stock issued or issuable to officers, directors or employees of the Company or its Subsidiaries upon exercise of stock options or pursuant to grants or awards under employee benefit plans, PROVIDED that the fair market value of such Capital Stock at the respective dates of such grant or award, as determined by the Board of Directors of the Company whose good faith determination shall be conclusive and evidenced by one or more Board Resolutions, shall be less than $3,000,000 in the aggregate or (G) that have a fair market value of less
than $1,000,000 or that are sold for net proceeds of less than $1,000,000.   A
transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary will not be deemed to be an Asset Sale, and a transfer of assets that constitutes a Restricted Payment and that is permitted by Section 1011, the "Limitation on Restricted Payments" covenant, will not be deemed to be an Asset Sale.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the actual rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Board of Directors" means the board of directors of the Company or any Subsidiary Guarantor (as the case may be) or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Subsidiary Guarantor (as the case may be) to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

          "Capital Stock" of any Person means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person.

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any commercial or chartered bank having capital and surplus in excess of $250,000,000, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and
(ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 by S&P or the equivalent thereof by Moody's, and in each case maturing within nine months after the date of the acquisition.

          "Change of Control" means the occurrence of any of the following events:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Steven S. Elbaum or Bragi F. Schut and their respective Affiliates (the "Management Investors"), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 33 1/3% of the outstanding Voting Stock of the Company;

          (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or (B) cash, securities and other property (other than Capital Stock of the entity surviving such transaction) in an amount that could be paid by the Company as a Restricted Payment as described under Section 1011, the "Limitation on Restricted Payments" covenant, and (ii) immediately after such transaction, clause (a) above is not violated with respect to the outstanding Voting Stock of the surviving or transferee corporation;

          (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction that complies with the provisions described under Article Eight.

          "Collateral" means (i) the Pledged Stock and (ii) any other current or future assets of the Company or its Subsidiaries defined as "Collateral" in the Pledge Agreement.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act on the date of execution hereof, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests and participations (however designated and whether voting or non-voting) in such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two of the following officers: its Chairman, its President, or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Cash Flow" means, for any period, Consolidated Net Income for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP) plus, without duplication,
(i) Consolidated Income Tax Expense for such period (other than income tax expense (either positive or negative) excluded in computing Consolidated Net Income, plus (ii) Consolidated Interest Expense for such period, plus
(iii) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge that results in an accrual or a reserve for cash charges in any future period) for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, less (iv) all non-cash items (excluding any non-cash charge which represents an accrual or reserve for cash charges for any future period) to the extent included in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Income Tax Expense" means, for any period, the income tax expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period determined in accordance with GAAP, including without limitation (i) imputed interest on Capital Lease Obligations, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financings, (iii) the net costs associated with Hedging Obligations,
(iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations, (vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest and (ix) all interest payable with respect to discontinued operations, plus (b) all interest on any Debt of any other Person guaranteed by the Company or any of its Restricted Subsidiaries, plus (c) imputed interest on Attributable Debt of the Company and its Restricted Subsidiaries.

          "Consolidated Net Income" means, for any period, the aggregate of the net income (loss) of the Company and its Restricted Subsidiaries, and before any reduction in respect of preferred stock dividends, for such period, on a consolidated basis, determined in accordance with GAAP, PROVIDED that (i) any gain or loss, together with any related provisions for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or
(b) the disposition of any securities or the extinguishment of any Debt of the Company or any of its Restricted Subsidiaries will be excluded; (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, will be excluded; (iii) the net income (loss) of a Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Restricted Subsidiary thereof; (iv) the net income of any Restricted Subsidiary to the extent that the payment of dividends or distributions by such Restricted Subsidiary is restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof by way of loans, advances, intercompany transfers, principal repayments or otherwise, will be excluded; (v) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and (vi) the cumulative effect of a change in accounting principles will be excluded.

          "Consolidated Net Worth" means the common and preferred stockholders' equity of the Company and its Restricted Subsidiaries (excluding any Disqualified Stock and any accumulated foreign currency translation adjustment), as determined on a consolidated basis and in accordance with GAAP.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 140 Broadway, New York, New York 10005, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

          "Debt" means (without duplication), with respect to any Person,
(i) any indebtedness (including Acquired Debt and Attributable Debt), whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any such indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(ii) all indebtedness of others secured by a Lien on any asset of such Person whether or not such indebtedness is assumed by such Person, and (iii) to the extent not otherwise included, the guarantee of any Debt of any other Person by such Person.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Disqualified Stock" means any class or series of Capital Stock that, by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for, at any time prior to such final Stated Maturity, debt securities that are PARI PASSU with the Notes or are due and payable, or redeemable at the option of the holder thereof at any time, prior to such final Stated Maturity.

          "DNE" means DNE Technologies, Inc., a Delaware corporation, and its successors.

          "DNE Group" means DNE, DNE Systems, Inc., a Delaware corporation, and DNE Manufacturing and Service Company, a Delaware corporation, and their respective successors.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

          "Event of Default" has the meaning specified in Article Five.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

          "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

          "Federal Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of the Consolidated Cash Flow for such period to the Fixed Charges for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP).

          "Fixed Charges" means, for any period, the sum of (a) the Consolidated Interest Expense for such period and (b) preferred stock dividends paid in cash by the Company or its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Government Securities" means direct obligations of, or obligations guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

          "Hedging Obligations" means the obligations of a Person under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

          "Holder" means a Person in whose name a Note is registered in the Register.

          "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Notes, including the Subsidiary Guarantors to pay principal of (and premium, if any) and interest on the Notes when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 606 hereof) and the Holders under this Indenture and the Notes, according to the terms hereof and thereof.

          "Initial Notes" has the meaning stated in the first recital of this Indenture.

          "Intercreditor Agreement" means the intercreditor agreement dated July 21, 1995 between the Trustee and the Agent under the New Credit Agreement, in the form attached hereto as Exhibit C, as amended from time to time.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Investments" means all investments by the Company or its Restricted Subsidiaries in other Persons (including Affiliates) in the form of loans (including guarantees), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Debt, Equity Interests or other securities and all other items that are or would be classified as investments in other Persons on a balance sheet prepared in accordance with GAAP.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Maturity" when used with respect to any Note means the date on which the principal of, premium, if any, and interest on such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Debt (other than Debt that is by its terms subordinated to Notes) upon sale of the asset or assets that are the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets.

          "New Credit Agreement" means the credit agreement dated July 21, 1995, between Shawmut Capital Corporation, as Agent, and the other lenders parties thereto (including, without limitation, any guarantees, security documents and other documents related thereto, and reimbursement and indemnity agreements pertaining to letter of credit facilities entered into thereunder), as amended, restated, supplemented or otherwise modified from time to time; PROVIDED that with respect to any agreement providing for the refinancing of Debt under the New Credit Agreement, such agreement shall be the New Credit Agreement under this Indenture only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one instrument that is the New Credit Agreement under this Indenture.

          "Non-Recourse Debt" means Debt or that portion of Debt (other than a Subsidiary Guarantee) of an Unrestricted Subsidiary of the Company, (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provide credit support (including any undertaking, agreement or instrument that would constitute Debt), or (b) is directly or indirectly liable; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against such Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S. Person" means a Person that is not a "U.S. person", as defined in Regulation S.

          "Non-U.S. Restricted Subsidiary" means a Restricted Subsidiary that is not a U.S. Restricted Subsidiary.

          "Note" and "Notes" have the meaning set forth in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Initial Notes in accordance with the Exchange Offer as provided for in the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Notes and Exchange Notes shall vote together as one series of Notes under this Indenture.

          "Officers' Certificate" means a certificate signed by any two of the following officers of the Company: its Chairman, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee. Each such certificate shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

          "OID" means original issue discount.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or the Subsidiary Guarantors, and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

          "Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for whose payment or redemption in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; PROVIDED that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (c) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

          (d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company, any Subsidiary Guarantor, or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor.

          "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that such Debt being so ranked (a) either (i) is not subordinated in right of payment to such other Debt of such Person or (ii) is subordinated in right of payment to other Debt of such Person as is the other and is so subordinated to the same extent and (b) is not subordinated in right of payment to the other or to any Debt of such Person as to which the other is not so subordinated.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (or premium, if any) or interest on any Notes on behalf of the Company.

          "Permitted Investments" means

          (i)       any Investments in the Company or in a Restricted
     Subsidiary;

          (ii)      any Investments in Cash Equivalents;

          (iii) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary that is engaged in the same or a similar line of business to that which the Company and its Restricted Subsidiaries were engaged in on the date of the Investment or (b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary that is engaged in the same or a similar line of business to that which the Company and its Restricted Subsidiaries were engaged in on the date of the Investment;

          (iv) securities and other non-cash consideration received by the Company or a Restricted Subsidiary in an Asset Sale permitted by Section 1012, the "Disposition of Proceeds of Asset Sales" covenant;

          (v) Investments in PolyVision on the date of the initial issuance of the Notes and Investments in indebtedness of PolyVision in an aggregate amount not to exceed $7,500,000 pursuant to agreements in effect on the date of the original issuance of the Notes; PROVIDED, HOWEVER, that
     (A) all or any portion of such Investments may be converted into (or exchanged for) equity securities of PolyVision so long as such conversion or exchange is approved by the Board of Directors of the Company (including a majority of the disinterested directors of the Company) as in the best interest of the Company, and (B) the Company may receive equity securities of PolyVision in payment of interest accrued on up to $7,500,000 of such indebtedness; and

          (vi)      delivery of Adience Acquisition Consideration.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pledge Agreement" means the Pledge Agreement entered into by the Company in favor of the Trustee for its benefit and for the ratable benefit of the Holders, in the form attached hereto as Exhibit A, as amended from time to time.

          "Pledged Stock" means the Capital Stock of a Subsidiary of the Company that is pledged from time to time to the Trustee pursuant to the Pledge Agreement.

          "Pledgor" means the Company and any Subsidiary that is a "Pledgor" under the Pledge Agreement.

          "PolyVision" means PolyVision Corporation, a Delaware corporation.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 310 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

          "Qualified Capital Stock" means any Capital Stock or Equity Interest other than Disqualified Stock.

          "Qualified Equity Interest" means any Qualified Capital Stock and all warrants, options or other rights to acquire Qualified Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

          "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

          "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 21, 1995, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

          "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the July 1 or January 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Responsible Officer", when used with respect to the Trustee, means the officer or officers of the Trustee with direct responsibility for the administration of this Indenture.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "S&P means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 311.

          "Stated Maturity" when used with respect to any Debt or any installment of principal thereof or interest thereon means the date specified in the instrument evidencing or governing such Debt as the fixed date on which the principal amount of such Debt or such installment of principal or interest is due and payable.

          "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

          "Subsidiary Guarantee" means, (i) with respect to each Subsidiary Guarantor other than Superior Canada, the unconditional guarantee of the Company's Indenture Obligations by such Subsidiary Guarantor, pursuant to Article Thirteen and (ii) with respect to Superior Canada, the unconditional guarantee of Superior's obligations under its Subsidiary Guarantee by Superior Canada pursuant to the Guarantee Agreement referred to in Section 1310.

          "Subsidiary Guarantor" means the Restricted Subsidiaries that, from time to time, provide a Subsidiary Guarantee.

          "Superior" means the Person named as such in the first paragraph of this Indenture, a wholly owned Subsidiary of the Company, and its successors.

          "Superior Canada" means the Person named as such in the first paragraph of this Indenture, an indirectly owned Subsidiary of the Company, and its successors.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed, except as provided in Section 903.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means (i) PolyVision France, S.A., (ii) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with Section 1014, the "Limitation on Unrestricted Subsidiaries" covenant and (iii) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. Restricted Subsidiary" means a Restricted Subsidiary organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     SECTION 102.  OTHER DEFINITIONS.

                                                                         DEFINED
               TERM                                                   IN SECTION
               ----                                                   ----------

          "Act". . . . . . . . . . . . . . . . . . . . . . . . . . . .       105
          "Adience Debt" . . . . . . . . . . . . . . . . . . . . . . .      1502
          "Adience Obligations". . . . . . . . . . . . . . . . . . . .      1502
          "Adience Payment Default". . . . . . . . . . . . . . . . . .      1504
          "Adjusted Net Assets . . . . . . . . . . . . . . . . . . . .      1305
          "Affiliate Transaction". . . . . . . . . . . . . . . . . . .      1016
          "Agent Members". . . . . . . . . . . . . . . . . . . . . . .       306
          "Asset Sale Purchase Date" . . . . . . . . . . . . . . . . .      1012
          "Change of Control Payment". . . . . . . . . . . . . . . . .      1013
          "Change of Control Offer". . . . . . . . . . . . . . . . . .      1013
          "Change of Control Purchase Date". . . . . . . . . . . . . .      1013
          "Covenant Defeasance". . . . . . . . . . . . . . . . . . . .      1203
          "Defaulted Interest" . . . . . . . . . . . . . . . . . . . .       311
          "Excess Proceeds". . . . . . . . . . . . . . . . . . . . . .      1012
          "Excess Proceeds Offer". . . . . . . . . . . . . . . . . . .      1012
          "Funding Guarantor . . . . . . . . . . . . . . . . . . . . .      1305
          "incur". . . . . . . . . . . . . . . . . . . . . . . . . . .      1009

          "Legal Defeasance. . . . . . . . . . . . . . . . . . . . . .      1202
          "Offered Price". . . . . . . . . . . . . . . . . . . . . . .      1012
          "Offshore Notes Exchange Date" . . . . . . . . . . . . . . .       201
          "Payment Default". . . . . . . . . . . . . . . . . . . . . .       501
          "Permanent Offshore Physical Notes . . . . . . . . . . . . .       201
          "Permitted Debt" . . . . . . . . . . . . . . . . . . . . . .      1009
          "Permitted Liens". . . . . . . . . . . . . . . . . . . . . .      1017
          "Permitted Subsidiary Debt". . . . . . . . . . . . . . . . .      1010
          "Physical Notes" . . . . . . . . . . . . . . . . . . . . . .       201
          "Private Placement Legend" . . . . . . . . . . . . . . . . .       202
          "Register" . . . . . . . . . . . . . . . . . . . . . . . . .       305
          "Registrar". . . . . . . . . . . . . . . . . . . . . . . . .       305
          "Restricted Payments". . . . . . . . . . . . . . . . . . . .      1011
          "Specified Date" . . . . . . . . . . . . . . . . . . . . . .       101
          "Temporary Offshore Global Notes". . . . . . . . . . . . . .       201
          "U.S. Global Note" . . . . . . . . . . . . . . . . . . . . .       201
          "U.S. Physical Notes". . . . . . . . . . . . . . . . . . . .       201


     SECTION 103.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Pledge Agreement or the Subsidiary Guarantee of Superior Canada, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture, the Pledge Agreement or the Subsidiary Guarantee of Superior Canada, (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, the Pledge Agreement or the Subsidiary Guarantee of Superior Canada, relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion (other than the certificates required by Section 1008(a) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 104.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 105.  ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Trust Indenture Act Section
315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is signed by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c)  The ownership of Notes shall be proved by the Register.

          (d) If the Company or any Subsidiary Guarantor shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Subsidiary Guarantor (as the case may be) may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Subsidiary Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then Outstanding shall be computed as of such record date; PROVIDED that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent, the Company or any Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 106.  NOTICES, ETC., TO TRUSTEE, COMPANY AND SUBSIDIARY GUARANTORS.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder, the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; or

          (b) the Company by the Trustee, any Holder or any Subsidiary Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 1790 Broadway - 15th Floor, New York, NY 10019, or at any other address previously furnished in writing to the Trustee or such Subsidiary Guarantor (as the case may be) by the Company; or

          (c) any Subsidiary Guarantor by the Company, any other Subsidiary Guarantor, the Trustee or any Holder shall be sufficient for any purpose hereunder (unless otherwise herein or in the Subsidiary Guarantee of Superior Canada expressly provided) if in writing, and mailed, first-class postage prepaid, to such Subsidiary Guarantor addressed to it at the address set forth for such Subsidiary Guarantor in Schedule I hereto, or at any other address furnished in writing to the Company, such other Subsidiary Guarantor or the Trustee (as the case may be) by such Subsidiary Guarantor.

     SECTION 107.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder when mailed whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice required to be given pursuant to any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

     SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction or interpretation hereof.

     SECTION 109.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not.

     SECTION 110.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 111.  BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 112.  GOVERNING LAW.

          This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. Upon the issuance of the Exchange Notes or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 113.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 311, Stated Maturity, Change in Control Purchase Date or Asset Sale Purchase Date with respect to any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (and premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 311, Stated Maturity, Change in Control Purchase Date or Asset Sale Purchase Date and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 311, Stated Maturity, Change in Control Purchase Date or Asset Sale Purchase Date, as the case may be, to the next succeeding Business Day.

     SECTION 114.  EXECUTION OF ANCILLARY DOCUMENTS.

          The Trustee is hereby authorized and directed to execute and deliver each of the Pledge Agreement, the Intercreditor Agreement and the Subsidiary Guarantee of Superior Canada and to perform the duties and obligations of the Trustee thereunder.


                                   ARTICLE TWO

                                   NOTE FORMS

     SECTION 201.  FORMS GENERALLY.

          The Initial Notes shall be known as the "12 1/4% Senior Secured Notes due 2003" and the Exchange Notes shall be known as the "12 1/4% Series B Senior Secured Notes due 2003", in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          Initial Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes substantially in the form set forth in this Article (the "U.S. Global Note") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold in reliance on Regulation S shall be issued initially in the form of temporary certificated Notes in registered form substantially in the form set forth in this Article (the "Temporary Offshore Global Notes"). The Temporary Offshore Global Notes will be registered in the name of, and held by, a common depositary for Euroclear and Cedel until the later of the completion of the distribution of the Initial Notes and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Notes (the "Offshore Notes Exchange Date"). At any time following the Offshore Notes Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in
Section 203 in this Article, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Notes in registered form substantially in the form set forth in this Article (the "Permanent Offshore Physical Notes"), in exchange for the surrender of Temporary Offshore Global Notes of like tenor and amount.

          Initial Notes offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in this Article (the "U.S. Physical Notes").

          The Temporary Offshore Global Notes, Permanent Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes".

     SECTION 202.  RESTRICTIVE LEGENDS.

          Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case as provided for in the Registration Rights Agreement, each such U.S. Global Note, Temporary Offshore Global Note, any Physical Security issued pursuant to Section 307 in exchange for interests in the U.S. Global Note and each U.S. Physical Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

          THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,

     TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALE TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (A)(2),
     (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS
     NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

          Each U.S. Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW

          YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

     SECTION 203. FORM OF CERTIFICATE TO BE DELIVERED UPON TERMINATION OF RESTRICTED PERIOD.

                              On or after August 30, 1995

Marine Midland Bank, as Trustee
140 Broadway, 12th Floor
New York, New York  10005

               Re:  The Alpine Group, Inc.
                    (the "Company") 12 1/4% Senior Secured Notes
                    due 2003 (the "Notes")
                    ---------------------------------------------

Ladies and Gentlemen:

          This letter relates to $_________________ principal amount of Notes represented by the Temporary Offshore Global Note (the "Temporary Note"). Pursuant to Section 201 of the Indenture dated as of July 15, 1995 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Note and
(2) we are a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a certificated Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Note, all in the manner provided by the Indenture.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Holder]

                                   By:
                                      -------------------------------------
                                       Authorized Signature

     SECTION 204.  FORM OF FACE OF NOTE.


                             THE ALPINE GROUP, INC.


                12 1/4% [Series B]* Senior Secured Note due 2003

                                                              Cusip No. 02085AC9

NO.                                                           $
   -------------------                                         -----------------



          The Note is issued with original issue discount and the following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date:  July 21, 1995           Original issue discount under Section 1273
                                       of the Internal Revenue Code (for each
                                       $1,000 principal amount):  $82.63

Issue Price (for each $1,000         Yield to Maturity: 14% compounded semi-
  principal amount):  $917.37          annually on each January 15 and July 15
                                       commencing January 15, 1996 (computed
                                       without giving effect to any additional
                                       payments of interest in the event the
                                       issuer fails to consummate an exchange
                                       offer or cause a registration statement
                                       to be declared effective, in each case
                                       as described on the reverse hereof)

          The Alpine Group, Inc., a corporation organized under the laws of Delaware (the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________ or registered assigns, the principal sum of ______________ Dollars on July 15, 2003, at the office or agency of Alpine referred to below, and to pay interest thereon on January 15, 1996 and semiannually thereafter, on January 15 and July 15 in each year, from July 21, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12 1/4% per annum until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date of the Interest Payment Date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the

---------------
*    Include only for Exchange Notes.

close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of July 21, 1995, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) an Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 30th day following the date of original issue of the Notes, (b) such Exchange Offer Registration Statement has not been declared effective on or prior to the 90th day following the date of original issue of the Notes or
(c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 120th day following the date of original issue of the Notes, the interest rate borne by this Note shall be increased by 0.25% per annum, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any such additional interest continues to accrue; PROVIDED that the aggregate increase in such interest rate will in no event exceed 1.00%. Upon (x) the filing of the Exchange Offer Registration Statement after the 30-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 90-day period described in clause (b) above or (z) the day before the date of the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 120-day period described in clause (c) above, the interest rate borne by the Note from the date of such filing, effectiveness or the day before the date of consummation, as the case may be, will be reduced to the original interest rate set forth above; PROVIDED, HOWEVER, that, if after such reduction in interest rate, a different event specified in clauses (a), (b) or (c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]*

          Payment of the principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in The City of New York (which shall be the Corporate Trust Office of the Trustee, unless the Company shall designate and maintain some other office or agency for such purpose), or at such other office or agency of the Company as may be maintained for such purpose, in lawful money of the United States of America; PROVIDED, HOWEVER, that payment of interest may be made at the

---------------
*    Include only for Initial Notes.

option of the Company by (i) check mailed to the address of the Person entitled thereto as such address shall appear on the Register or (ii) by transfer to an account maintained by the payee located in the United States.

          Reference is hereby made to the further provisions of the Notes set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                  THE ALPINE GROUP, INC.


                                        By
                                          ------------------------------------


Attest:


------------------------------
    Authorized Signature

     SECTION 205.  FORM OF REVERSE OF NOTE.

          This Note is one of a duly authorized issue of securities of the Company designated as its 12 1/4% [Series B]* Senior Secured Notes due 2003 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $153,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 15, 1995, among the Company, Superior Telecommunications, Inc., a corporation organized under the laws of the State of Georgia ("Superior"), Adience, Inc., a corporation organized under the laws of the State of Delaware ("Adience") and Superior Cable Corporation, a corporation organized under the laws of Ontario, Canada ("Superior Canada" and together with Superior and Adience, the "Subsidiary Guarantors", which term will include all successor guarantors under the Indenture) and Marine Midland Bank, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          As provided in the Indenture, the Notes are secured by the pledge to the Trustee pursuant to the Pledge Agreement. Each Holder by accepting a Note shall be bound by and be entitled to the benefits of the Pledge Agreement, as the same may be amended from time to time pursuant to the respective provisions thereof and of the Indenture.

          On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

          The Notes will be redeemable at the option of the Company, as a whole or from time to time in part, at any time on or after July 15, 1999, on not less than 30 nor more than 60 days' prior notice at the Redemption Prices (expressed as percentages of principal amount at maturity) set forth below, together with accrued interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on July 15 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on an Interest Payment Date):

                                                               Redemption
          Year                                                    Price
          ----                                                 ----------

          1999 . . . . . . . . . . . . . . . . . . . . . . .       103%
          2000 . . . . . . . . . . . . . . . . . . . . . . .       102

---------------
*     Include only for Exchange Notes

          2001 . . . . . . . . . . . . . . . . . . . . . . .       101


and thereafter at 100% of the principal amount at maturity, together with accrued interest, if any, to the Redemption Date.

          In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, during the two years after the original issue date of the Initial Notes, the Company may, with the net proceeds of one or more public offerings of its Common Stock, redeem up to 33 1/3% of the original aggregate principal amount at maturity of the Notes at 104 1/2% of the principal amount at maturity thereof for any such redemption, together with accrued interest, if any, to the Redemption Date (subject to the right of holders of record on relevant record dates to receive interest due on an Interest Payment Date); PROVIDED, HOWEVER, that at least 66 2/3% of the original aggregate principal amount at maturity of the Notes remains outstanding thereafter.

          If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee PRO RATA, by lot or by such method as the Trustee deems fair and appropriate.

          In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant record date referred to on the face hereof. Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or the Subsidiary Guarantors (in the event the Subsidiary Guarantors are obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more replacement Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

          The Notes are entitled to the benefit of a Subsidiary Guarantee by each Subsidiary Guarantor to the extent provided in each such Subsidiary Guarantee.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             FORM OF TRANSFER NOTICE


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
please print or typewrite name and address including zip code of assignee


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]


          In connection with any transfer of this Note occurring prior to the date that is the earlier of the date of an effective Registration Statement or July 21, 1998, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [CHECK ONE]

[   ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

[   ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:
     --------------------     --------------------------------------------------
                              NOTICE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                      ---------------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
     --------------------     --------------------------------------------------
                              NOTICE:  To be executed by an executive officer.


     SECTION 206.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                        MARINE MIDLAND BANK, as Trustee

                                        By
                                           -----------------------------------
                                                Authorized Signatory

                                  ARTICLE THREE

                                    THE NOTES

     SECTION 301.  TITLE AND TERMS.

          The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $153,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 307, 310, 905, 1012, 1013 or 1108 or pursuant to an Exchange Offer.

          The Initial Notes shall be known and designated as the "12 1/4% Senior Secured Notes due 2003" and the Exchange Notes shall be known and designated as the "12 1/4% Series B Senior Secured Notes due 2003". The Stated Maturity of the Notes shall be July 15, 2003, and, subject to any adjustment set forth therein, they shall bear interest at the rate of 12 1/4% per annum from July 21, 1995, or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on January 15, 1996 and semiannually thereafter on January 15 and July 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, and at such other office or agency of the Company as may be maintained for such purpose; PROVIDED, HOWEVER, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Register.

          The Notes shall not be redeemable, other than as provided in Article Eleven.

     SECTION 302.  DENOMINATIONS.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Notes shall be executed on behalf of the Company by any one of the following: its Chairman, any Vice Chairman, its President, its Vice Presidents or its Treasurer, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          The Trustee shall (upon Company Order) authenticate and deliver Notes for original issue in an aggregate principal amount of up to $153,000,000.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver replacement Notes as specified in such request for the purpose of such exchange. If replacement Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Notes at the time Outstanding held by such Holder for Notes authenticated and delivered in such new name.

     SECTION 304.  TEMPORARY NOTES.

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 1002 a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such office or agency is hereby initially appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

          Furthermore, any Holder of the U.S. Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Notes which the Holder making the exchange is entitled to receive; PROVIDED that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to
Section 303, 304, 905, 1012, 1013 or 1108 not involving any transfer or pursuant to an Exchange Offer.

          The Company shall not be required to issue replacement Notes or register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes under Section 1105 and ending at the close of business on the day of such mailing.

     SECTION 306.  BOOK-ENTRY PROVISIONS FOR U.S. GLOBAL NOTE.

          (a) The U.S. Global Note initially shall (i) be registered in the name of the Depositary for such global Note or the nominee of such Depositary,
(ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in
Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of the U.S. Global Note shall be limited to transfers of such U.S. Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the U.S. Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of
Section 307. Beneficial owners may obtain U.S. Physical Notes in exchange for their beneficial interests in the U.S. Global Note upon request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

          (c) In connection with any transfer of a portion of the beneficial interest in the U.S. Global Note to beneficial owners pursuant to
Section 306(b), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          (d) In connection with the transfer of the entire U.S. Global Note to beneficial owners pursuant to Section 306(b), the U.S. Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note, an equal aggregate principal amount of U.S. Physical Notes of authorized denominations.

          (e) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) and paragraph (f) of Section 307, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 202.

          (f) The Holder of the U.S. Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 307.  SPECIAL TRANSFER PROVISIONS.

          Unless and until (i) an Initial Note is sold under an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in connection with the Exchange Offer, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any institutional "accredited investor" (as defined in subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) that is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Initial Note, whether or not such Initial Note bears the Private Placement Legend, if (x) the requested transfer is at least three years after the original issue date of the Initial Notes or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Section 308.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
     (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Global Notes or Permanent Offshore Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Global Notes or

     Permanent Offshore Physical Notes, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Notes, Temporary Offshore Global Notes or Permanent Offshore Physical Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note so transferred.

          (c) TRANSFERS BY NON-U.S. PERSONS PRIOR TO AUGUST 30, 1995. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Note by a Non-U.S. Person prior to August 30, 1995:

          (i) The Registrar shall register the transfer of any Initial Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form set forth in Section 309 or (y) if the proposed transferee is a QIB and the proposed transferor has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Global Note to be transferred, and the Trustee shall cancel the Temporary Offshore Global Note so transferred.

          (d) TRANSFERS BY NON-U.S. PERSONS ON OR AFTER AUGUST 30, 1995. The following provisions shall apply with respect to any registration of transfer of an Initial Note by a Non-U.S. Person on or after August 30, 1995:

          (i) (x) If the Initial Note to be transferred is a Permanent Offshore Physical Note, the Registrar shall register such transfer, (y) if the Initial Note to be transferred is a Temporary Offshore Global Note, upon receipt of a certificate substantially in the form set forth in
     Section 309 from the proposed transferor, the Registrar shall register such transfer and (z) in the case either of clause (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Global Note or Permanent Offshore Physical Note to be transferred, and the Trustee shall cancel the Physical Note so transferred.

          (e) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any registration of transfer of an Initial Note to a Non-U.S. Person:

          (i) Prior to August 30, 1995, the Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Global Notes of like tenor and amount.

          (ii) On and after August 30, 1995, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Note to be transferred is a Permanent Offshore Physical Note, (x) if the Initial Note to be transferred is a Temporary Offshore Global Note, upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor, (y) if the Initial Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor and (z) in the case of any of clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

          (iii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) or paragraph (ii), as the case may be, and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and if the transfer is made on or after August 30, 1995, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

          (f) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 201 or paragraphs (a)(i)(x), (d)(i) or (e)(ii) of this Section 307 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (g) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain until such time as no Notes remain Outstanding copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 308.  FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                   WITH TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS.

                              [date]


     The Alpine Group, Inc.
     1790 Broadway
     15th Floor
     New York, New York  10019-1412


Dear Sirs:

          In connection with our proposed purchase of $____________ aggregate principal amount of the 12 1/4% Senior Secured Notes due 2003 (the "Notes") of The Alpine Group, Inc., a Delaware corporation (the "Company"), we confirm that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the

     "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other applicable securities laws and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand and acknowledge that the Notes have not been registered under the Securities Act or any other applicable securities law and may not be offered sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, and in each case in compliance with the conditions for transfer set forth below. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date that is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
     (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person we reasonably believe is a "Qualified Institutional Buyer" under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulations S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to Marine Midland Bank, as trustee (the "Trustee"), a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is a person or entity as defined in paragraph 1 of this letter that is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (d), (e) and (f) above prior to the Resale Restriction Termination Sale to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          4. You and the Trustee are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,
     Date:
           --------------------
                                        By:
                                            ------------------------------------
                                            (NAME OF PURCHASER)

          Upon registration of transfer, the Notes should be registered in the name of the transferee as follows:

Name:
      --------------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

Taxpayer ID Number:
                    ------------------------------------------------------------

     SECTION 309. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S.


                              [date]


Marine Midland Bank, as Trustee
140 Broadway, 12th Floor
New York, New York  10005

               Re:  The Alpine Group, Inc.
                    (the "Company") 12 1/4% Senior Secured Notes
                    due 2003 (the "Notes")
                    --------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Transferor]


                                   By:
                                      ----------------------------
                                      Authorized Signature

     SECTION 310.  MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

          If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.

          Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 311.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by
(i) check mailed to the address of the Person entitled thereto as such address shall appear on the Register or (ii) by transfer to an account maintained by the payee located in the United States.

          Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 312.  PERSONS DEEMED OWNERS.

          Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 311) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 313.  CANCELLATION.

          All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Notes be returned to it.

     SECTION 314.  COMPUTATION OF INTEREST.

          Interest on the Notes shall be computed on the basis of a 360 day year of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)  either

               (a) all Notes theretofore authenticated and delivered (other than

          (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 310 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (b) all such Notes not theretofore delivered to the Trustee for cancellation

                    (i)       have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Company and the Trustee under Sections 402 and 1002 and the last paragraph of Section 1003 shall survive.

     SECTION 402.  APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES

     SECTION 501.  EVENTS OF DEFAULT.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default for 30 days in the payment when due of interest on the Notes;

          (ii) default in payment when due of the principal of or premium, if any, on the Notes;

          (iii) failure to make a Change of Control Offer or an Excess Proceeds Offer, in each case, within the time periods specified in this Indenture or default in the performance, or breach, any covenant described in Section 801, "Company May Consolidate, etc., Only On Certain Terms";

          (iv) failure by the Company, a Subsidiary Guarantor or a Pledgor for 60 days after notice from the Trustee or from holders of at least 25% of the aggregate principal amount of the Notes Outstanding to comply with any of its other agreements in this Indenture, the Notes, the Pledge Agreement or the Subsidiary Guarantee of Superior Canada;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any Significant Subsidiary (or the payment of which is guaranteed by the Company or any Significant Subsidiary), whether such Debt or guarantee now exists or is created after the date of original issuance of the Notes, which default (x) is caused by a failure to pay principal of, premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (y) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

          (vi) failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (viii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary or any such group under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or any such group or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (ix) the institution by the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or any such group or of any substantial part of its property, or the making by it of an assignment of the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

     SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If any Event of Default (other than an Event of Default specified in Section 501(viii) or 501(ix)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes Outstanding may declare the Accreted Value as of the date on which the Notes first become due and payable, plus accrued and unpaid interest on all the Notes to such date, to become immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Accreted Value and interest shall become immediately due and payable. If an Event of Default specified in Section 501(viii) or 501(ix) occurs and is continuing, then the Accreted Value as of the date of such Event of Default, plus accrued and unpaid interest to such date on all Outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder; PROVIDED, HOWEVER, that, in the event of the bankruptcy or insolvency of Adience, the Notes will not be subject to such automatic acceleration (but the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare the Notes immediately due and payable), unless the holder or holders of in excess of $5,000,000 principal amount of Debt have accelerated their obligations, in which event the Outstanding Notes will become due and payable without further action or notice.


          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (a) the Company or any Subsidiary Guarantor has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay

               (1)  all overdue interest on all Outstanding Notes,

               (2) all other amounts under the Outstanding Notes that have become due otherwise than by such declaration of acceleration, and interest on any unpaid principal at the rate borne by the Notes,

               (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and

               (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under this Indenture; and

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                                       57


          (b) all Events of Default, other than the non-payment of principal of (or premium, if any, on) Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                   TRUSTEE.

          The Company and each of the Subsidiary Guarantors covenants that if

          (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company and the Subsidiary Guarantors will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 606.

          If the Company or any Subsidiary Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, such Subsidiary Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, such Subsidiary Guarantor or any other obligor upon the Notes, wherever situated, including Collateral under the Pledge Agreement.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

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                                       58


     SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes (including the Subsidiary Guarantors) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 606, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     606;

          SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

     SECTION 507.  LIMITATION ON SUITS.

          No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Pledge Agreement, the Subsidiary Guarantee of Superior Canada or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the

     Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Pledge Agreement, the Subsidiary Guarantee of Superior Canada or the Notes, to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, the Pledge Agreement, the Subsidiary Guarantee of Superior Canada or the Notes, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision in this Indenture or the Pledge Agreement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 311) interest on such Note on the respective due dates expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Subsidiary Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 310, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, as the case may be.

     SECTION 512.  CONTROL BY HOLDERS.

          The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, including, without limitation, powers conferred on it by the Pledge Agreement, PROVIDED that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture,

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

     SECTION 513.  WAIVER OF PAST DEFAULTS.

          The Holders of a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder or under the Pledge Agreement and its consequences, except a default

          (a) in the payment of the principal of (or premium, if any) or interest on any Note, or

          (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 514.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   THE TRUSTEE

     SECTION 601.  NOTICE OF DEFAULTS.

          Within 90 days after the occurrence of any Default, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and PROVIDED FURTHER that, in the case of any default or breach of the character specified in
Section 501(iv), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

     SECTION 602.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Trust Indenture Act Sections 315(a) through (d):

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (i) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Notes or by any Holder of Notes.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 603.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

          The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes, the Pledge Agreement, any Collateral, the Intercreditor Agreement or any Subsidiary Guarantee. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     SECTION 604.  MAY HOLD NOTES.

          The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

     SECTION 605.  MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Subsidiary Guarantor, as the case may be.

     SECTION 606.  COMPENSATION AND REIMBURSEMENT.

          The Company agrees:

          (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it pursuant to the Pledge Agreement, the Intercreditor Agreement, Superior Canada's Subsidiary Guarantee or hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided in the Pledge Agreement, the Intercreditor Agreement, Superior Canada's Subsidiary Guarantee and herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, the Pledge Agreement, the Intercreditor Agreement or Superior Canada's Subsidiary Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, the Pledge Agreement, the Intercreditor Agreement or Superior Canada's Subsidiary Guarantee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Pledge Agreement, the Intercreditor Agreement or Superior Canada's Subsidiary Guarantee.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(viii) or (ix), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

     SECTION 607.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $50,000,000 and have its Corporate Trust Office in any state of the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 608.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 609.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 609, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and so accepted appointment, the Holder of any Note who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 609.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 606, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the claim and lien provided for in Section 606. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 610.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the

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                                       68


Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     SECTION 611.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company, the Subsidiary Guarantors or any other obligor under the Notes, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                  ARTICLE SEVEN

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE,
                        COMPANY AND SUBSIDIARY GUARANTORS

     SECTION 701.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

     SECTION 702.  REPORTS BY TRUSTEE.

          Within 60 days after July 15 of each year commencing with the first July 15 after the first issuance of Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such July 15 if required by Trust Indenture Act Section 313(a).

     SECTION 703.  REPORTS BY COMPANY AND THE SUBSIDIARY GUARANTORS.

          The Company and each Subsidiary Guarantor shall:

          (a) file with the Trustee, within 15 days after the Company or such Subsidiary Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or such Subsidiary Guarantor may be

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                                       69


     required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or such Subsidiary Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, or such Subsidiary Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (c) transmit by mail to all Holders, as their names and addresses appear in the Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act
     Section 313(c), such summaries of any information, documents and reports required to be filed by the Company, or such Subsidiary Guarantor, as the case may be, pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                                  ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

     SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person or Persons unless:

          (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

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                                       70



          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists;

          (iv) the Company or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) would, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, have been permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1009, the "Limitation on Debt" covenant; and

          (v) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition comply with the requirements of this Indenture.

     SECTION 802.  SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.

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                                       71


                                  ARTICLE NINE

                    SUPPLEMENTS AND AMENDMENTS TO INDENTURE,
                     SUBSIDIARY GUARANTEES, PLEDGE AGREEMENT

     SECTION 901.  WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 902 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes, any Subsidiary Guarantee or the Pledge Agreement without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Eight hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder or under the Pledge Agreement of any Holder of the Notes;

          (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (f) to evidence or to provide for a replacement Trustee under Section 608 hereof; or

          (g)  to add a Subsidiary Guarantor pursuant to Section 1309 hereof.

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, Note, Subsidiary Guarantee or Pledge Agreement, and upon receipt by the Trustee of the documents described in Section 602 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture, Pledge Agreement or Subsidiary Guarantee authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture, Pledge Agreement or Subsidiary Guarantee that affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 902.  WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 902, the Company and the Trustee may amend or supplement this Indenture, the Notes, any Subsidiary Guarantee and the Pledge Agreement with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past defaults or in the provisions of the Pledge Agreement relating to waivers of past defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

          (g)  waive a redemption payment with respect to any Note; or

          (h) make any change in Section 508 or 513 hereof or in the foregoing amendment and waiver provisions.

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, Note, Subsidiary Guarantee or Pledge Agreement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 602 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture, Note, Subsidiary Guarantee or Pledge Agreement, unless such amended or supplemental Indenture, Note, Subsidiary Guarantee or

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                                       73


Pledge Agreement affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Note, Subsidiary Guarantee, or Pledge Agreement.

          It shall not be necessary for the consent of the Holders of Notes under this Section 902 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Note, Subsidiary Guarantee or Pledge Agreement or waiver. Subject to Sections 508 and 513 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, any Subsidiary Guarantee or the Pledge Agreement.

          SECTION 903.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

          SECTION 904.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          SECTION 905.  NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may require the Holders to deliver the Notes to the Trustee and the Trustee may place an appropriate notation about an amendment, supplement or waiver on such Notes. The Trustee may also place such a notation on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 906.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture, Subsidiary Guarantee or Pledge Agreement authorized pursuant to this Article Nine or any amendment to the Intercreditor Agreement allowed by the terms thereof, in each case if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture, Subsidiary Guarantee, Intercreditor Agreement or Pledge Agreement until the Board of Directors approves it. In executing any amended or supplemental indenture or amended or supplement to a Subsidiary Guarantee or the Pledge Agreement, the Trustee shall be entitled to receive and (subject to Section 601) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture, Subsidiary Guarantee, Intercreditor Agreement or Pledge Agreement, as the case may be, is authorized or permitted by this Indenture or the Intercreditor Agreement, as the case may be.




                                   ARTICLE TEN

                                    COVENANTS

     SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

     SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain, in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and

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                                       75


demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

     SECTION 1003.  MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

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                                       76


          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money than remaining will be repaid to the Company.

     SECTION 1004.  CORPORATE EXISTENCE.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or

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                                       77


imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the
property of the Company or any Subsidiary   PROVIDED, HOWEVER, that the Company
shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1006.  MAINTENANCE OF PROPERTIES.

          The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 1007.  INSURANCE.

          The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of a similar character is usually so insured by corporations, similarly situated and owning like properties.

     SECTION 1008.  STATEMENT AS TO COMPLIANCE.

          (a) The Company and each Subsidiary Guarantor will each deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company or such Subsidiary Guarantor (as the case may be) is in compliance with all covenants and conditions to be complied with by it under this Indenture and the Pledge Agreement. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture, the Pledge Agreement or the Subsidiary Guarantee of Superior Canada.

          (b) When any Default or Event of Default has occurred and is continuing under this Indenture, or the trustee for or the holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Debt in the principal amount of less than $1,000,000), the

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                                       78


Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission or telex an Officers' Certificate specifying such event, notice or other action within 10 Business Days of its occurrence.

     SECTION 1009.  LIMITATION ON DEBT.

          The Company will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Debt (including Acquired Debt) and will not issue any Disqualified Stock, unless the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock is issued, taken as one period, would have been at least 2.0 to 1 through July 15, 1997 and 2.25 to 1 thereafter.

          In making the foregoing calculation, PRO FORMA effect will be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred and the application of such proceeds occurred at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Debt by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period); and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or a Restricted Subsidiary, as the case may be, since the first day of such four-quarter period (including, as appropriate, the acquisition of Adience and the Alcatel Business), as if such acquisition or disposition occurred at the beginning of such four-quarter period.

          Notwithstanding the foregoing, the Company may incur the following Debt ("Permitted Debt"):

          (i) Debt under the New Credit Agreement or one or more other credit facilities; PROVIDED that the aggregate amount of Debt outstanding at any time pursuant to this clause (i), when added to the aggregate amount of Debt of Restricted Subsidiaries outstanding at such time pursuant to clause (vii) of the definition of Permitted Subsidiary Debt, may not exceed $85,000,000, less any amounts applied to the permanent reduction of such credit facilities pursuant to Section 1012, the "Disposition of Proceeds of Asset Sales" covenant;

          (ii)      Debt represented by the Notes;

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                                       79


          (iii) Debt in respect of (w) sale and leaseback transactions constituting Attributable Debt, (x) Capital Lease Obligations, (y) purchase money obligations and (z) industrial revenue bonds or similar securities, PROVIDED that the net proceeds of such industrial revenue bonds or similar securities are applied to construct new facilities and that the aggregate principal amount thereof does not exceed 75% of the fair market value of the facilities financed thereby; PROVIDED that the aggregate amount of the Debt referred to in the foregoing clauses (w), (x), (y) and (z) outstanding at any time, when added to the aggregate amount of similar Debt issued by Restricted Subsidiaries pursuant to clause (iii) of the definition of Permitted Subsidiary Debt outstanding at such time, may not exceed $25,000,000;

          (iv) Hedging Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging foreign currency risks;

          (v) intercompany Debt between or among the Company and any of its Restricted Subsidiaries;

          (vi)      subordinated Debt issued pursuant to paragraph (b)(vi) of
     Section 1011, the "Limitation on Restricted Payments" covenant, PROVIDED that such Debt has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the final Stated Maturity of the Notes;

          (vii) Debt (other than Debt described in clauses (i) through (vi) above), PROVIDED that the aggregate amount of such Debt outstanding at any time, when added to the aggregate amount of Debt issued by Restricted Subsidiaries pursuant to clause (v) of the definition of Permitted Subsidiary Debt outstanding at such time, may not exceed $5,000,000; and

          (viii) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any of its Debt, including any successive refinancings by the Company, so long as (a) any such new Debt is in a principal amount that does not exceed the principal amount (or, if such Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (b) any such new Debt has a final maturity date later

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                                       80


     than the final maturity date of, and has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of, the Debt being refinanced and (c) in the case of any refinancing of subordinated Debt, such new Debt is made subordinate to the Notes at least to the same extent as the Debt being refinanced, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the final Stated Maturity of the Notes.

     SECTION 1010.  LIMITATION ON DEBT OF RESTRICTED SUBSIDIARIES.

          The Company will not permit any Restricted Subsidiary to incur, directly or indirectly, any Debt (including Acquired Debt), except that a Restricted Subsidiary may incur any of the following Debt ("Permitted Subsidiary Debt"):

          (i)       a Subsidiary Guarantee;

          (ii) guarantees by any Restricted Subsidiary of senior Debt of the Company, including guarantees by any Restricted Subsidiary of Debt under the New Credit Agreement, PROVIDED that (a) such Debt is incurred in accordance with Section 1009, the "Limitation on Debt" covenant, and
     (b) such guarantees rank PARI PASSU with the Subsidiary Guarantee issued by such Restricted Subsidiary with respect to the Notes;

          (iii) Debt in respect of (w) sale and leaseback transactions constituting Attributable Debt, (x) Capital Lease Obligations, (y) purchase money obligations and (z) industrial revenue bonds or similar securities, PROVIDED that the net proceeds of such industrial revenue bonds or similar securities are applied to construct new facilities and that the aggregate principal amount thereof does not exceed 75% of the fair market value of the facilities financed thereby; PROVIDED that the aggregate amount of the Debt referred to in the foregoing clauses (w), (x), (y) and (z) outstanding at any time, when added to the aggregate amount of similar Debt issued by the Company pursuant to clause (iii) of the definition of Permitted Debt outstanding at such time, may not exceed $25,000,000;

          (iv) Acquired Debt of a Person, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of assets from such Person, as the case may be, PROVIDED that the Company on a PRO FORMA basis could incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1009, the "Limitation on Debt" covenant;

          (v) Debt (other than Debt described in clauses (i) through (iv) above or clauses (vii) through (ix) below), PROVIDED that the aggregate amount of such Debt outstanding at any time, when added to the aggregate amount of Debt issued by the Company pursuant to clause (vii) of the definition of Permitted Debt outstanding at such time, may not exceed $5,000,000;

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                                       81


          (vi) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by any Restricted Subsidiary of any of its Debt, including any successive refinancings by such Restricted Subsidiary, so long as (a) any such new Debt is in a principal amount that does not exceed the principal amount (or, if such Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of such Restricted Subsidiary incurred in connection with such refinancing, (b) any such new Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of, the Debt being refinanced and (c) in the case of any refinancing of subordinated Debt, such new Debt is made subordinate to the Subsidiary Guarantee (if any) of such Restricted Subsidiary at least to the same extent as the Debt being refinanced, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the final Stated Maturity of the Notes;

          (vii) Debt under the New Credit Agreement or one or more other credit facilities; PROVIDED that the aggregate amount of Debt outstanding at any time pursuant to this clause (vii), when added to the aggregate amount of Debt of the Company outstanding at such time pursuant to clause
     (i) of the definition of Permitted Debt, may not exceed $85,000,000, less any amounts applied to the permanent reduction of such credit facilities pursuant to Section 1012, the "Disposition of Proceeds of Asset Sales" covenant;

          (viii) intercompany Debt between or among the Company and any of its Restricted Subsidiaries; and

          (ix) Hedging Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging foreign currency risks.

     SECTION 1011.  LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

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                                       82


          (i) declare or pay any dividend or make any distribution on account of the Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Qualified Equity Interests or dividends or distributions payable to the Company or any of its Restricted Subsidiaries);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries);

          (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment or scheduled maturity, any Debt of the Company or a Subsidiary Guarantor that is subordinated to the Notes or any Subsidiary Guarantee, as the case may be; or

          (iv)      make any Restricted Investment,

(all such payments and other actions describe in (but not excluded from) clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

          (2) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1009, the "Limitation on Debt" covenant; and

          (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the initial issuance of the Notes, is less than the sum of

               (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from May 1, 1995 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

               (B) the aggregate net cash proceeds received after the date of the initial issuance of the Notes by the Company from the issuance or sale (other than to any Restricted Subsidiary) of Qualified Equity Interests of the Company, plus

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                                       83


               (C) the aggregate net cash proceeds received after the date of the initial issuance of the Notes by the Company from the issuance or sale (other than to any Restricted Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

               (D) to the extent that any Restricted Investment that was made after the date of the initial issuance of the Notes by the Company is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash proceeds with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

          (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (v), (vi) and (vii) below) no Default or Event of Default shall have occurred and be continuing:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of Qualified Equity Interests of the Company;

          (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of Debt of the Company or a Subsidiary Guarantor that is subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be, in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence or sale (other than to a Subsidiary) of, Debt of the Company or a Subsidiary Guarantor that is subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be, so long as (A) the principal amount of such new Debt does not exceed the principal amount (or, if such subordinated Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the subordinated Debt being so purchased, redeemed, acquired or retired, (B) such new subordinated Debt is subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be, to the same extent as such subordinated Debt so purchased, redeemed, acquired or retired and (C) such new subordinated Debt has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of the Notes;

          (iv) the defeasance, redemption, repurchase or other retirement of Debt of the Company or a Subsidiary Guarantor that is subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of Qualified Equity Interests of the Company;

          (v) scheduled dividend payments on outstanding Preferred Stock of the Company, whether outstanding on the date of the initial issuance of the Notes or thereafter issued; PROVIDED that the aggregate amount of such dividends paid after the date of the initial issuance of the Notes in reliance on this clause (v) may not exceed $1,700,000 per year, less the amount of interest paid or accrued during such period on any Debt of the Company issued in exchange for shares of the Company's Preferred Stock;

          (vi) the redemption, repurchase, retirement or other acquisition of any Preferred Stock of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of Debt of the Company that is subordinated to the Notes; PROVIDED that, after giving effect to any such transaction, the sum of the scheduled dividend payments on Preferred Stock of the Company that remains outstanding plus the amount of interest due on outstanding subordinated Debt issued pursuant to this clause (vi), may not exceed $1,700,000 per year; and

          (vii) other Restricted Payments in an aggregate amount not to exceed $4,000,000.

          The actions described in clauses (ii), (iv), (v), (vi) and (vii) of paragraph (b) above will reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above. The actions described in clauses (i) and (iii) of pharagraph (b) above will not reduce the amount otherwise available for Restricted Payments under clause (3) of paragraph (a) above.

          Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1011 were computed, which calculations may be based upon the Company's latest available quarterly financial statements.

     SECTION 1012.  DISPOSITION OF PROCEEDS OF ASSET SALES.

          The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale, unless:

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                                       85


          (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and evidenced by a Board Resolution); and

          (ii) the consideration received by the Company or such Restricted Subsidiary in respect of such Asset Sale consists of at least 85% cash or cash equivalents, PROVIDED that the amount of (A) any Debt of the Company or any Restricted Subsidiary (as shown on its most recent balance sheet or in the notes thereto), other than liabilities that are by their terms subordinated to the Notes or a Subsidiary Guarantee, that is assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) will be deemed to be cash for purposes of this provision.

          If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 270 days after such Asset Sale, to (i) permanently repay any Debt then outstanding under the New Credit Agreement or any other then outstanding Debt of the Company or of any Subsidiary Guarantor that is PARI PASSU with (or senior to) the Notes or the applicable Subsidiary Guarantee, as the case may be, or in the case where such Restricted Subsidiary has not provided a Subsidiary Guarantee, any Debt of such Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the date of the original issuance of the Notes. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 270 days of such Asset Sale, whichever is later, apply such Net Cash Proceeds as provided in clause (i) or (ii) of this paragraph (without regard to the parenthetical contained in such clause (ii)). Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce borrowings under any revolving credit facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph constitutes "Excess Proceeds."

          When the aggregate amount of Excess Proceeds exceeds $7,500,000, the Company will make an offer to purchase (an "Excess Proceeds Offer") from all Holders, in accordance with the procedures set forth in this Section 1012, the maximum principal amount of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note (the "Offered Price") will be payable in cash in an amount equal to 100% of the Accreted Value of such Note as of the Asset Sale Purchase Date, plus accrued and unpaid interest to such date.

          Within 15 Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $7,500,000, the Company shall deliver to the Trustee and mail to each Holder a notice stating:

          (i) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered;

          (ii) the date of purchase of Notes pursuant to the Excess Proceeds Offer (the "Asset Sale Purchase Date"), which shall be no earlier than 20 days nor later than 40 days from the date such notice is mailed;

          (iii) that the Offered Price will be paid to Holders electing to have Notes purchased as promptly as practicable after the termination of the Excess Proceeds Offer and in any event not later than five Business Days thereafter, PROVIDED that a Holder must surrender its Note to the Paying Agent at the address specified in the notice prior to the close of business at least five Business Days prior to the Asset Sale Purchase Date;

          (iv) that any Note not tendered will continue to accrue interest and accrete OID pursuant to its terms;

          (v) that, unless the Company defaults in the payment of the Offered Price, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest and accrete OID on and after the Asset Sale Purchase Date;

          (vi) that the Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Asset Sale Purchase Date, a facsimile transmission, telex or letter setting forth the name of such Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii) the Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that such Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof; and

          (viii) the instructions a Holder must follow in order to have his Notes purchased in accordance with this Section 1012.

          To the extent that the Accreted Value of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such remaining Excess Proceeds for general corporate purposes. If the aggregate Accreted Value of Notes validly tendered and not withdrawn by Holders thereof exceeds the amount of Excess Proceeds that are required to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a PRO RATA basis, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased. Holders of Notes whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

          Notwithstanding the foregoing, to the extent that the Company or any of its Restricted Subsidiaries receives securities or other non-cash property or assets as proceeds of an Asset Sale in compliance with the provisions of this
Section 1012, the Company will not be required to make any application of such non-cash proceeds required by this Section 1012 until it receives cash or cash equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or an extraordinary dividend or return of capital on such non-cash property.

          The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company under this Section 1012 and the Company is required to repurchase Notes as described in this Section 1012.

     SECTION 1013.  PURCHASE OF NOTES UPON CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company, in whole or in part, in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the Accreted Value thereof as of the Change of Control Purchase Date, plus accrued and unpaid interest to such date (the "Change of Control Payment").

          Within 30 days following any Change of Control, the Company shall deliver to the Trustee and to each Holder a notice stating:

          (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 1013 and that all Notes validly tendered will be accepted for payment;

          (ii) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act) (the "Change of Control Purchase Date");

          (iii) that any Note not tendered will continue to accrue interest and accrete OID;

          (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and accrete OID after the Change of Control Purchase Date;

          (v) that a Holder electing to have any Note or a portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date;

          (vi) that the Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change in Control Purchase Date, facsimile transmission, telex or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii) the Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof; and

          (viii) certain other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

          On the Change of Control Purchase Date, the Company shall: (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          The Company will comply with applicable tender offer rules, including Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase the Notes under this Section 1013.

          The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Debt as in effect on the date of the original issuance of the Notes or any renewals, extensions, substitutions, refinancings or replacements of such Debt, PROVIDED that the restrictions contained in the agreements governing such Debt are no more restrictive than those contained in the agreements governing the Debt being refinanced) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

     SECTION 1014.  LIMITATION ON UNRESTRICTED SUBSIDIARIES.

          The Company will not make, and will not permit any of its Restricted Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the amount of such Investment would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1011, the "Limitation on Restricted Payments" covenant.

          The Board of Directors of the Company may designate any Restricted Subsidiary (other than Superior, Adience and their subsidiaries) as an Unrestricted Subsidiary or any Person about to become a Subsidiary as an Unrestricted Subsidiary if, in either case, such designation complies with the next paragraph of this Section, and at the time of designation (and, if applicable, after giving effect to such acquisition), such Subsidiary: (a) has no Debt other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation
(x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

          The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; PROVIDED that in no event shall the business currently operated by Superior, Adience and their subsidiaries be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation (valued as set forth below) and will reduce the amount available for Restricted Payments under clause (3) of paragraph (a) of Section 1011, the "Limitation on Restricted Payments" covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made less any capital returned in cash. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Company of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Debt is permitted under Section 1010, the "Limitation Debt of Restricted Subsidiaries" covenant and (ii) no Default or Event of Default would be in existence following such designation.

     SECTION 1015. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock, (ii) pay any Debt owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or
(iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) any agreement listed on Schedule II attached to this Indenture, in effect on the date of the initial issuance of the Notes,
(b) applicable law, (c) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (d) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clauses (iv) (b) and (c) on the property so acquired, (e) customary restrictions imposed on the transfer of copyrighted or patented materials, (f) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (g) provisions in Debt of Restricted Subsidiaries that is permitted by this Indenture to be incurred that only restrict the transfer of the assets purchased with the proceeds of such Debt,
(h) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, or
(i) pursuant to an agreement effecting a renewal, refunding, refinancing or extension of Debt incurred pursuant to an agreement referred to in clause (a) or
(h) above; PROVIDED that the restrictions contained in the agreements governing such Debt are no more restrictive than those contained in the agreements governing the Debt being refinanced.

     SECTION 1016.  TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing including any series or combination of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction involving aggregate payments in excess of $1,000,000, a majority of the disinterested members of the Board of Directors of the Company determines in its reasonable good faith judgment, which shall be conclusive and evidenced by a Board Resolution, that such Affiliate Transaction complies with clause (i) above and (c) with respect to any Affiliate Transaction involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing; PROVIDED that (x) any employment agreement or compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, (y) transactions between or among the Company and/or its Restricted Subsidiaries (other than partially-owned Restricted Subsidiaries any of the other equity holders of which are Affiliates of the Company) and (z) transactions permitted by the provisions of Section 1011, the "Limitation on Restricted Payments" covenant, will not be deemed Affiliate Transactions.

          SECTION 1017.  LIMITATION ON LIENS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, on any property or asset now owned or hereafter acquired, or any income or profits therefrom, unless (x) in the case of any Lien securing Debt that is subordinated to the Notes, the Notes are secured by a Lien on such property, asset, income or profit that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien, in either case until such time as such Debt, obligation or liability is no longer secured by a Lien.

          Notwithstanding the foregoing, the Company or its Restricted Subsidiaries may incur the following Liens ("Permitted Liens"):

          (i)       Liens in favor of the Company;

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                                       92


          (ii) Liens on property or assets of the Company or any Restricted Subsidiary securing Debt (and related interest, fees and other charges) under the New Credit Agreement or under one or more credit facilities permitted to be incurred by clause (i) of the definition of Permitted Debt or clause (vii) of the definition of Permitted Subsidiary Debt, including Liens securing intercompany Debt (and related interest, fees and other charges) representing loans of the proceeds of borrowings under the New Credit Agreement or such other credit facilities by the Company or a Restricted Subsidiary to a Restricted Subsidiary; PROVIDED, HOWEVER, that
     (A) such Liens cover only the types of property and assets covered by the Liens contemplated by the New Credit Agreement on the date of original issuance of the Notes and (B) such Debt is in a principal amount not to exceed the principal amount of the outstanding Debt permitted by clause (i) of the definition of Permitted Debt or clause (vii) of the definition of Permitted Subsidiary Debt;

          (iii) Liens on property or assets that were existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens do not extend to any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired in connection with the incurrence of such Acquired Debt;

          (iv) Liens on property or assets of the Company and its Restricted Subsidiaries to secure Debt permitted by clause (iii) of the definition of Permitted Debt or clause (iii) of the definition of Permitted Subsidiary Debt, PROVIDED such Liens cover only the property or assets acquired with the proceeds of such Debt;

          (v) Liens existing on the date of the initial issuance of the Notes;

          (vi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

          (vii) Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the incurrence of such Debt by the Company or any Restricted Subsidiary; PROVIDED that such Liens do not extend to any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired in connection with the incurrence of such Acquired Debt;

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                                       93


          (viii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (x) Liens incurred or pledges and deposits in connection with workers' compensation, unemployment insurance and other social security benefits incurred by the Company or any Restricted Subsidiary of the Company;

          (xi) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business;

          (xii) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto, which do not, in the aggregate, have a material adverse effect on the operation of the business of the Company and its Restricted Subsidiaries taken as a whole;

          (xiii)    Liens securing Debt permitted to be incurred by clause
     (viii) of the definition of Permitted Debt or clause (vi) of the definition of Permitted Subsidiary Debt, so long as such Liens are limited to the collateral securing the Debt being refinanced and the proceeds of such collateral; and

          (xiv) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xiii); PROVIDED that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

     SECTION 1018.  LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or its Restricted Subsidiaries may enter into such sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Debt in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 1009, the "Limitation on Debt" covenant, and Section 1010, the "Limitation on Debt of Restricted Subsidiaries" covenant,

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                                       94


and (b) incurred a Lien to secure such Debt pursuant to Section 1017, the "Limitation on Liens" covenant, (ii) the proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the Company will apply or cause to be applied the proceeds of such transaction in compliance with Section 1012, the "Disposition of Proceeds of Asset Sales" covenant.

     SECTION 1019.  REPORTS.

          (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and to all Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to all investors who request it in writing.

          (b) For so long as any Notes bearing the Private Placement Legend remain outstanding, the Company and the Subsidiary Guarantors shall furnish to all Holders and beneficial owners and prospective purchasers of the Notes designated by the Holders or beneficial owners of Notes bearing the Private Placement Legend and to broker-dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     SECTION 1020.  WAIVER OF CERTAIN COVENANTS.

          The Company or any Subsidiary Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 through 1019 or any covenant or condition set forth in the Pledge Agreement if, before or after the time for such compliance, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the obligations of each Subsidiary Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

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                                       95


                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

     SECTION 1101.  RIGHT OF REDEMPTION.

          The Notes may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after July 15, 1999, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest, if any, to the Redemption Date. Additionally, during the first two years after the original issue date of the Initial Notes, the Company may, with the net proceeds of one or more public offerings of its Common Stock, redeem up to 33 1/3% of the original aggregate principal amount at maturity of the Notes, subject to the conditions and at the Redemption Price specified in the form of Note, together with accrued interest, if any, to the Redemption Date.

     SECTION 1102.  APPLICABILITY OF ARTICLE.

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem the Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount at maturity of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

     SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, PRO RATA, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount at maturity of a Note not redeemed to less than $1,000.

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                                       96


          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount at maturity thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     SECTION 1105.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given in the manner provided for in
Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

          All notices of redemption shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any;

          (c) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed;

          (d) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

          (e) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
     1107) will become due and payable upon each such Note, and that interest thereon shall cease to accrue and OID thereon shall cease to accrete, on and after said date; and

          (f) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

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                                       97


     SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

          At least one Business Day prior to any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

     SECTION 1107.  NOTES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest and accrete OID. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 311.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.

     SECTION 1108.  NOTES PURCHASED IN PART.

          Any Note that is to be purchased only in part shall be surrendered to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered.

                                   ARTICLE 12

                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1201.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 1202 or 1203 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

     SECTION 1202.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 1201 hereof of the option applicable to this Section 1202, the Company shall, subject to the satisfaction of the conditions set forth in Section 1204 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 1205 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 1204 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium if any, and interest, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article Three and Section 1002 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 hereof.

     SECTION 1203.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 1201 hereof of the option applicable to this Section 1203, the Company shall, subject to the satisfaction of the conditions set forth in Section 1204 hereof, be released from its obligations under the covenants contained in Article Ten (except the obligations contained in Sections 1001 and 1002 thereof) and Sections 801(iv), 501(iv), 501(v) and 501(vi) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     SECTION 1204.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 1202 or 1203 hereof to the Outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and interest on the Outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal or installment of principal of, premium if any, or interest on the Outstanding Notes;

          (ii) in the case of an election under Section 1202 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of an election under Section 1203 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default will have occurred and be continuing on the date of such deposit (except as the result of the incurrence of Indebtedness the proceeds of which will be used to defease the Notes pursuant to this Article Twelve concurrently with such incurrence) or insofar as Section 501(viii) or 501(ix) are concerned, at any time in the period ending on the 123rd day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     SECTION 1205. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 1206 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 1204 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or non-callable Government Securities held by it as provided in Section 1204 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section

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                                       101


1204(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 1206.  REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, or premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1207.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 1202 or 1203 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and each Subsidiary Guarantor's obligations under this Indenture, the Notes, the Pledge Agreement and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203 hereof, as the case may be; PROVIDED that, if the Company or any Subsidiary Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or such Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                              SUBSIDIARY GUARANTEES

     SECTION 1301.  SUBSIDIARY GUARANTEES.

          Each Subsidiary Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1304 hereof.

          Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          Each Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee of such Subsidiary Guarantor will not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor's Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during

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                                       103


the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Subsidiary Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Subsidiary Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee of such Subsidiary Guarantor.

     SECTION 1302.  SEVERABILITY.

          In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1303.  SENIORITY OF GUARANTEES.

          Except as set forth in Article Fifteen, the obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to such Subsidiary Guarantor's Subsidiary Guarantee and this Indenture are senior unsecured obligations of such Subsidiary Guarantor.

     SECTION 1304.  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

          Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or, in the case of a Subsidiary Guarantor that is a Non-U.S. Restricted Subsidiary, the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 1305 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting such fraudulent transfer or conveyance.

     SECTION 1305.  CONTRIBUTION.

          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under a Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Subsidiary Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

     SECTION 1306.  RELEASE OF A SUBSIDIARY GUARANTOR.

          (a) Upon the sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, to an entity that is not a Subsidiary and which sale or disposition is otherwise in compliance with this Section 1306 and Section 1012 hereof, then such Subsidiary Guarantor (or Person acquiring such assets in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any obligations under this Article Thirteen and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder; PROVIDED that, in the event such transaction constitutes an Asset Sale, the Net Proceeds of such sale or other disposition are applied in accordance with Section 1012 hereof.

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                                       105


          (b) Any Subsidiary Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture may, at such time, at the option of the Board of Directors, be released and relieved of its obligations under its Subsidiary Guarantee. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1306. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Subsidiary Guarantee.

          (c) Any Non-U.S. Restricted Subsidiary that is or becomes a Subsidiary Guarantor shall be released and relieved of its obligations under its Subsidiary Guarantee at the time such Subsidiary no longer guarantees any Debt (other than the Notes) of Alpine or any U.S. Restricted Subsidiary (other than as a result of payment thereof). The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1306.

          (d) Concurrently with the defeasance of the Notes under Section 1202 hereof, or the covenant defeasance of the Notes under Section 1203 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Subsidiary Guarantees under this Article Thirteen.

     SECTION 1307.  SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN
TERMS.

          No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor (other than another Subsidiary Guarantor) unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all of the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) immediately after giving effect to such transaction as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Company would have been permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1009.

     SECTION 1308.  BENEFITS ACKNOWLEDGED.

          Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

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                                       106


     SECTION 1309.  ADDITIONAL SUBSIDIARY GUARANTORS.

          (a) The Company will cause each Person that becomes a Restricted Subsidiary after the date of this Indenture to become a Subsidiary Guarantor with respect to the Indenture Obligations by executing and delivering a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary under this Article Thirteen (or under a separate guarantee agreement consistent in all material respects with this Article Thirteen); PROVIDED that any such Restricted Subsidiary that is a Non-U.S. Restricted Subsidiary will not be required to provide a Subsidiary Guarantee so long as such Restricted Subsidiary has not guaranteed any other Debt (other than the Notes) of the Company or any U.S. Restricted Subsidiary. The Company shall deliver to the Trustee, together with the supplemental indenture referred to above, an Opinion of Counsel that such Subsidiary Guarantee is a legal, valid, binding and enforceable obligation of such Subsidiary Guarantor, subject to customary local law exceptions and customary exceptions for bankruptcy and equitable principles.

          (b) If (i) any member of the DNE Group or (ii) any other Restricted Subsidiary existing on the date of the original issuance of the Notes that is not a Subsidiary Guarantor at such date guarantees any Debt (other than the Notes) of the Company or any other U.S. Restricted Subsidiary, the Company will cause each such guaranteeing Subsidiary to become a Subsidiary Guarantor by executing and delivering a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Subsidiary. The Company shall deliver to the Trustee, together with the supplemental indenture referred to above, an Opinion of Counsel that such Subsidiary Guarantee is a legal, valid, binding and enforceable obligation of such Subsidiary Guarantor, subject to customary, local law exceptions and customary exceptions for bankruptcy and equitable principles.

     SECTION 1310.  GUARANTEE BY SUPERIOR CANADA.

          Superior's obligations under its Subsidiary Guarantee will be guaranteed on a full, unconditional and senior unsecured basis by Superior Canada, pursuant to the Guarantee Agreement in the form attached hereto as Exhibit B. For all purposes of this Indenture, so long as such guarantee shall not have been released pursuant to provision hereof, Superior Canada shall be deemed a "Subsidiary Guarantor" and such Guarantee Agreement shall be deemed a "Subsidiary Guarantee", except that Sections 1301, 1302, 1304 and 1305 hereof shall not apply to Superior Canada or such Guarantee Agreement.

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                                       107


                                ARTICLE FOURTEEN

                                    SECURITY

     SECTION 1401.  PLEDGE AGREEMENT.

          In order to secure the due and punctual payment of the principal of (premium, if any) and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, call for redemption, or otherwise, and interest on the overdue principal, premium and interest, if any, of the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, the Company will make an assignment of its right, title and interest in and to the Collateral to the Trustee pursuant to the Pledge Agreement and to the extent therein provided, no later than the date of the first issuance of the Notes hereunder. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof. The Company (a) will forever warrant and defend the title to the Collateral against the claims of all persons whatsoever, (b) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require or request, and (c) will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.
The Company shall take, or cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Indenture Obligations of the Company, a valid and enforceable first priority Lien in and on the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens.

     SECTION 1402.  RECORDING, ETC.

          (a) The Company will cause, at its own expense, the Pledge Agreement, this Indenture and any Subsidiary Guarantee and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests created under the Pledge Agreement and to effectuate and preserve the security therein of the Holders and all rights of the Trustee.

          (b) The Company shall furnish to the Trustee, within 30 days after July 1 in

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                                       108


each year beginning with July 1, 1996, an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

     SECTION 1403.  RELEASE OF COLLATERAL.

          (a) As long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the Collateral may be released from the Lien and security interest created by the Pledge Agreement, at the sole cost and expense of the Company at any time and from time to time upon Company Request and the Trustee shall release such portion of the Collateral, as follows (i) all of the Collateral shall be released upon the payment in full of the Notes in accordance with the terms thereof and this Indenture and the satisfaction of all other Indenture Obligations and the satisfaction of all obligations under the Notes and the Pledge Agreement; and (ii) a portion of the Collateral shall be released upon the sale or other disposition of such Collateral to a Person other than a Subsidiary if such sale or other disposition is not prohibited under this Indenture and the Company complies with Section 1012, the "Disposition of Proceeds of Asset Sales" covenant, to the extent applicable; PROVIDED that the Trustee shall not release any Lien on any Collateral unless and until it shall have received from the Company an Officers' Certificate certifying that such conditions have been satisfied.

          (b) The release of any Collateral from the terms of this Indenture and the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and thereof, if and to the extent the Collateral is released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser, or other expert selected or approved by the Trustee in the exercise of reasonable care.

     SECTION 1404.  CERTIFICATES OF THE COMPANY.

          In addition to all certificates and documents required to be furnished by the Company under Section 1403 and the Pledge Agreement, the Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to this Indenture and the Pledge Agreement, (i) all documents required by TIA
Section 314(d) and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).


     SECTION 1405.  SUITS TO PROTECT THE COLLATERAL.

          The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or the Trustee).

     SECTION 1406. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

          The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

     SECTION 1407.  ADDITIONAL PLEDGES.

          (a) Within five Business Days after the First Amended and Restated Revolving Credit Agreement dated September 13, 1994 among Bank of Boston - Connecticut, DNE and Posterloid Corporation, as amended, is terminated and all borrowings thereunder have been paid in full, the Company will, by execution and delivery of an amendment to the Pledge Agreement as provided thereby, assign all of its right title and interest in and to the Capital Stock of each member of the DNE Group that it directly owns.

          (b) The Company will not transfer or otherwise dispose of, to any Subsidiary, any Pledged Stock or any property or assets (other than transfers or dispositions in the ordinary course of business) of any Subsidiary, any Capital Stock of which is Pledged Stock, unless such transferee Subsidiary is a Restricted Subsidiary and the Company pledges all of the issued and outstanding Capital Stock of such transferee Subsidiary owned by the Company to the Trustee

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                                       110


pursuant to the Pledge Agreement.

                                 ARTICLE FIFTEEN

                  SUBORDINATION OF ADIENCE SUBSIDIARY GUARANTEE

                   SECTION 1501.  AGREEMENT TO SUBORDINATE.

Adience agrees, and the Trustee on behalf of itself and all Holders agrees, (a) that its obligations under its Subsidiary Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article Fifteen, until all Adience Debt shall have been paid in full, and (b) that such subordination is for the benefit of the holders of Adience Debt.

SECTION 1502.  GENERAL MATTERS.

"Adience Debt" means all Debt of Adience with respect to its 11% Senior Secured Notes due 2002 under the Indenture dated as of June 30, 1993 between Adience and IBJ Schroder Bank & Trust Company, as Trustee (the "Adience Debt Trustee").

A "distribution" may consist of cash, securities or other property of Adience or by way of cancellation, forgiveness, or setoff of Debt owed in respect of its Subsidiary Guarantee against any Debt owed by the Trustee or any Holder to Adience.

"Adience Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing the Adience Debt.

SECTION 1503.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

Upon any distribution to creditors of Adience in a total or partial liquidation or dissolution of Adience or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Adience or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of Adience:

(1)Holders of Adience Debt shall be entitled to have all Adience Obligations (including interest after the commencement of any such proceeding at the rate specified in such Adience Debt instrument(s)) paid in full before any Holder or the Trustee on behalf of the Holders shall be entitled to receive pursuant to Adience's Subsidiary Guarantee any payment on account of the Notes; and

(2)until all Adience Obligations (as provided in subsection (1) above) are paid in full, any distribution by Adience to which the Trustee or any Holder would be entitled but for this Article Fifteen shall be made to holders of Adience Debt, as their interests may appear.

The consolidation of Adience with, or the merger of Adience into, another corporation or the

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                                       111


liquidation or dissolution of Adience following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Section 801 hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section if the corporation formed by such consolidation or into which Adience is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 801 hereof.

     SECTION 1504.  DEFAULT ON ADIENCE DEBT.

          (a) Upon (i) the final maturity of Adience Debt by lapse of time, acceleration or otherwise, or (ii) a default by Adience in the payment of principal of or interest on the Adience Debt, whether at maturity or otherwise (an "Adience Payment Default"), and such default shall not have been cured or waived or the holders of Adience Debt shall not have delivered to the Trustee on behalf of the Holders a notice of waiver of the benefits of this sentence and consent to the making of payments by Adience with respect to its Subsidiary Guarantee on account of scheduled payments on the Notes until further notice from such holders, the Adience Debt shall first be paid in full, or such payment duly provided for in a manner satisfactory to the holders of the Adience Debt, before any payment is made by Adience under its Subsidiary Guarantee on account of the principal of or interest on the Notes.

          (b) Adience may not make any payment or distribution under its Subsidiary Guarantee on the Notes or acquire any Notes in exchange for cash or property if:

          (i) a default (other than an Adience Payment Default) on the Adience Debt occurs and is continuing that permits the holders of the Adience Debt to accelerate its maturity; and

          (ii) Adience receives a notice of such default from a holder of Adience Debt. If Adience receives any such notice, a subsequent notice given within 360 days from the date of the giving of the first notice relating to the same default on Adience Debt shall not be effective for purposes of this Section 1504, unless such event of default shall have been cured or waived for a period of not less than 180 consecutive days (and, in the case of any such waiver, no payment shall be made by Adience to the holders of the Adience Debt in connection with such waiver other than amounts due pursuant to the terms of the Adience Debt as in effect at the time of such default).

          Adience may resume under its Subsidiary Guarantee payments on and distributions in respect of the Notes and may acquire them when:

          (1) the default (other than an Adience Payment Default) is cured or waived, or

          (2)  179 days pass after the aforementioned notice is given,

if this Article Fifteen otherwise permits the payment or acquisition at the time of such payment or acquisition.

     SECTION 1505.  ACCELERATION OF THE NOTES.

          If payment of the Notes is accelerated because of an Event of Default, Adience shall promptly notify holders of Adience Debt of the acceleration. Adience shall make any payment required by the terms of its Subsidiary Guarantee with respect to the Notes when 179 days pass after the acceleration occurs if this Article Fifteen permits the payment at that time; PROVIDED that, if the Adience Debt is outstanding at the time of such acceleration, Adience shall make such payment in accordance with the provisions of Section 1301. Immediately following the expiration of such 179-day period, all Indenture Obligations of Adience under its Subsidiary Guarantee which, but for the suspension, would have become due and payable shall become immediately due and payable. Adience shall not be prohibited by Section 1504 or 1505 from making payments pursuant to its Subsidiary Guarantee on account of interest and/or principal due on the Notes on more than one consecutive payment date when a payment of principal and/or interest is due with respect to the Notes.

     SECTION 1506.  WHEN DISTRIBUTION MUST BE PAID OVER.

          If a payment or distribution by Adience under its Subsidiary Guarantee is made to the Trustee or any Holder that because of this Article Fifteen should not have been made to it, the Trustee or such Holder who receives such payment or distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Adience Debt, as their interests may appear, for application to the payment of all Adience Obligations remaining unpaid to the extent necessary until such time as such Adience Obligations are paid in full, after giving effect to any concurrent payment or distribution to or for the holders of the Adience Debt.

          With respect to the holders of Adience Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to the holders of Adience Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Adience Debt, and shall not be liable to any such holder if the Trustee shall pay over or distribute to or on behalf of the Holders or Adience or any other Person money or assets to which any holders of Adience Debt shall be entitled by virtue of this Article Fifteen, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     SECTION 1507.  NOTICE BY GUARANTOR.

          Adience shall promptly notify the Trustee and the Paying Agent of the facts known to it that would cause a payment of any Indenture Obligations with respect to its Subsidiary Guarantee to violate this Article Fifteen, but failure to give such notice shall not affect the subordination of the obligations under its Subsidiary Guarantee to the Adience Debt provided in this Article Fifteen.

     SECTION 1508.  SUBROGATION.

          After the Adience Debt is paid in full, the Holders shall be subrogated to the rights of holders of Adience Debt, to receive distributions applicable to Adience Debt to the extent that distributions otherwise payable to the Holders on account of Adience's Subsidiary Guarantee have been applied to the payment of Adience Debt. A distribution made under this Article Fifteen to holders of the Adience Debt which otherwise would have been made to the Holders is not, as between Adience, its creditors other than the holders of the Adience Debt and the Holders, a payment by Adience on the Adience Debt. If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of amounts payable under the Adience Debt then, and in such case, the Holders shall be entitled to receive from holders of Adience Debt at the time outstanding any payments or distributions received by holders of Adience Debt after the Adience Debt has been paid in full.

     SECTION 1509.  RELATIVE RIGHTS.

          This Article Fifteen defines the relative rights of the Holders and the holders of Adience Debt. Nothing in this Indenture shall:

          (1) impair, as between Adience and the Holders, the obligation of Adience, which is absolute and unconditional, to make payments pursuant to its Subsidiary Guarantee in accordance with its terms;

          (2) affect the relative rights of the Holders and creditors of Adience other than their rights in relation to the holders of Adience Debt; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of the holders of the Adience Debt to receive distributions and payments otherwise payable to the Holders.

          If Adience fails because of this Article Fifteen to make any payment with respect to its Subsidiary Guarantee on the due date, the failure shall be a Default or Event of Default.

     SECTION 1510.  SUBORDINATION MAY NOT BE IMPAIRED.

          No right of any holder of the Adience Debt to enforce the subordination of the Debt evidenced by its Subsidiary Guarantee shall be impaired by any act or failure to act by Adience or by its failure to comply with its Subsidiary Guarantee.

     SECTION 1511.  DISTRIBUTION OR NOTICE TO BENEFICIARIES OF ADIENCE DEBT.

          Whenever a distribution is to be made or a notice given to the holders of the Adience Debt, the distribution may be made and the notice given to the other holders of the Adience Debt in accordance with any applicable instruments evidencing the Adience Debt.

          Upon any payment or distribution of assets of Adience referred to in this Article Fifteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such holders or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Adience Debt and other Debt of Adience, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

     SECTION 1512.  RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article Fifteen or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee pursuant to this Article Fifteen, and the Trustee or Paying Agent may continue to make payments on the Notes unless it shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Indenture Obligations with respect to the Subsidiary Guarantee of Adience to violate this Article Fifteen. Nothing in this Article Fifteen shall impair the claims of, or payments to, the Trustee under or pursuant to Section 606 hereof. Only Adience or any holder of Adience Debt may give notice referred to in the second preceding sentence.

          The Trustee in its individual or any other capacity may hold Adience Debt with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

     SECTION 1513.  AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder by its acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in Article Fifteen, and appoints the Trustee its attorney-in-fact for any and all such purposes.

          This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        THE ALPINE GROUP, INC.


                                        By
                                            --------------------------------
                                            Title:  Executive Vice President

Attest:
        ---------------------------
        Title:  Assistant Secretary

                                        SUPERIOR TELECOMMUNICATIONS INC.


                                        By
                                            --------------------------------
                                            Title:  Senior Vice President

Attest:
        ---------------------------
        Title:  Assistant Secretary


                                        ADIENCE, INC.


                                        By
                                            --------------------------------
                                            Title:  Senior Vice President

Attest:
        ---------------------------
        Title:  Assistant Secretary

                                        SUPERIOR CABLE CORPORATION


                                        By
                                            --------------------------------
                                            Title:  Senior Vice President

Attest:
        ---------------------------
        Title:  Assistant Secretary


                                        MARINE MIDLAND BANK


                                        By
                                            --------------------------------
                                            Title:  Assistant Vice President

Attest:
        ---------------------------
        Title:  Assistant Vice President

                                                                      SCHEDULE I




                   NOTICE ADDRESSES FOR SUBSIDIARY GUARANTORS





Superior Cable Corporation
c/o The Alpine Group, Inc.
1790 Broadway, 15th Floor
New York, New York 10019
Attention:   Bragi F. Schut
Telecopier:  212-757-3423


Adience, Inc.
c/o The Alpine Group, Inc.
1790 Broadway, 15th Floor
New York, New York 10019
Attention:   Bragi F. Schut
Telecopier:  212-757-3423


Superior Telecommunications Inc.
c/o The Alpine Group, Inc.
1790 Broadway, 15th Floor
New York, New York 10019
Attention:   Bragi F. Schut
Telecopier:  212-757-3423